Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

dated as of

August 26, 2015

among

WILLIAMS PARTNERS L.P.

as Borrower

The Lenders Party Hereto

and

BARCLAYS BANK PLC,

as Administrative Agent

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

SCHEDULES:

Schedule 2.01	-	Commitments of Revolving Lenders
Schedule 6.04	-	Restrictive Agreements

EXHIBITS:

Exhibit A	-	Form of Assignment and Acceptance
Exhibit B	-	Form of Borrowing Request
Exhibit C	-	Form of Interest Election Request
Exhibit D	-	Form of Compliance Certificate
Exhibit E	-	Form of Note
Exhibit F	-	Form of U.S. Tax Compliance Certificate

iii

CREDIT AGREEMENT

This Credit Agreement dated as of August 26, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), is among WILLIAMS PARTNERS L.P., a Delaware limited partnership (“WPZ” or “Borrower”) the LENDERS party hereto, and BARCLAYS BANK PLC, as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or Loans, in the case of a Borrowing, which bear interest at a rate determined by reference to the Alternate Base Rate.

“Activities” has the meaning specified in Section 8.02(b).

“ACMP Merger” means the transactions contemplated by the Agreement and Plan of Merger dated as of October 24, 2014, by and among Access Midstream Partners, L.P., a Delaware limited partnership, Access Midstream Partners GP, L.L.C., VHMS LLC, Williams Partners L.P. and Williams Partners GP LLC.

“Administrative Agent” means Barclays Bank PLC, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent’s Group” has the meaning specified in Section 8.02(b).

“Aggregate Commitments” means the aggregate amount of all of the Revolving Lenders’ Commitments. The Aggregate Commitments as of the Effective Date are $1,000,000,000.

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the outstanding Credit Exposures of all the Revolving Lenders at such time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (c) the LIBO Rate for a one month Interest Period that begins on such day (and if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the

Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Percentage” means, with respect to any Revolving Lender, the percentage of the Aggregate Commitments represented by such Lender’s Commitment. If the Aggregate Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Aggregate Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means with respect to the Loans made to the Borrower, the applicable rate per annum set forth below under the caption “Eurodollar Spread” for Loans comprising Eurodollar Borrowings or “ABR Spread” for Loans comprising ABR Borrowings, as the case may be, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt for the Borrower, or (b) with respect to the commitment fees payable hereunder, the rate per annum set forth below under the caption “Commitment Rate” based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt for the Borrower.

Index Debt Ratings: (S&P/Moody’s)	Eurodollar Spread	ABR Spread	Commitment Rate
Category 1 ≥ BBB+ / Baa1	1.125%	0.125%	0.125%
Category 2 BBB / Baa2	1.250%	0.250%	0.175%
Category 3 BBB- / Baa3	1.500%	0.500%	0.200%
Category 4 BB+ / Ba1	1.625%	0.625%	0.275%
Category 5 ≤ BB / Ba2	1.750%	0.750%	0.300%

For purposes of the foregoing (i) if only one of Moody’s and S&P shall have in effect a rating for the Index Debt, then the other rating agency shall be deemed to have established a rating in the same Category as such agency; (ii) if each of Moody’s and S&P shall have in effect a rating for the Index Debt, and such ratings shall fall within different Categories, the Applicable Rate shall be based on (A) if the difference is one Category, the higher of the two ratings, and (B) if the difference is more than one Category, the rating one Category below the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If neither Moody’s nor S&P shall have in effect a rating for the Index Debt, then the ratings for the Index Debt shall be deemed to fall within Category 5. If the rating system of Moody’s or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Electronic Communications” means each Communication that the Borrower is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including any financial statement, financial and other report, notice, request, certificate and other information material.

“Approved Electronic Platform” has the meaning specified in Section 9.02.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means, with respect to any property or asset of any Person, any sale, assignment or other disposition of such property or asset, including the sale or issuance of any Capital Stock in any Subsidiary, except, in each case, any transaction between the Borrower and its subsidiaries and Williams and its subsidiaries announced prior to the Closing Date.

“Assignment and Acceptance” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Obligation” of any Person means, with respect to any Sale and Leaseback Transaction of such Person as of any particular time, the present value at such time discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of such Person only, be extended).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Aggregate Commitments.

“Bankruptcy Code” means Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Borrower” has the meaning specified in the first paragraph hereof.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, and being in the form of attached Exhibit B.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of real or personal property, or a combination thereof, which obligations are required under GAAP to be classified and accounted for as capital leases on a balance sheet of such Person, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that (a) any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a capital lease as a result of a change in GAAP during the life of such lease, including any renewals, and (b) any lease entered into after the date of this Agreement that would have been considered an operating lease under the provisions of GAAP in effect as of December 31, 2014, in each case, shall be treated as an operating lease for all purposes under this Agreement.

“Capital Stock” means:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change in Control” means the occurrence of any of the following:

(a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the General Partner to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than Williams or one of its other Subsidiaries;

(b) the adoption of a plan relating to the liquidation or dissolution of WPZ or the General Partner;

(c) any Person other than Williams or any of its Subsidiaries becomes the Beneficial Owner, directly or indirectly, of 50% or more of the Voting Stock of the General Partner; or

(d) the first day on which a majority of the members of the Board of Directors of the General Partner are not Continuing Directors.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of, and compliance by the relevant Lender with, any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means August 26, 2015.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commercial Operation Date” means the date on which a Material Project is substantially complete and commercially operable.

“Commitment” means, with respect to any Revolving Lender, the commitment of such Lender to make Loans, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05. The initial amount of each Revolving Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under any other Loan Document or otherwise transmitted between the parties hereto relating to this Agreement, the other Loan Documents, the Borrower or its Affiliates, or the transactions contemplated by this Agreement or the other Loan Documents including, without limitation, all Approved Electronic Communications.

“Consolidated EBITDA” means, for any period (without duplication) and for any Person, consolidated net income of such Person and its consolidated Subsidiaries for such period, plus (a) each of the following to the extent deducted in determining such consolidated net income (i) all Consolidated Interest Expense, (ii) all income Taxes and franchise Taxes of such Person and its consolidated Subsidiaries for such period, (iii) all depreciation, depletion and amortization (including amortization of goodwill and debt issuance costs) of such Person and its consolidated Subsidiaries for such period, (iv) any other non-cash charges or losses of such Person and its consolidated Subsidiaries for such period, including asset impairments, write-downs or write-offs, (v) the amount of charges, fees or expenses associated with any debt, including in connection with the repurchase or repayment thereof, including any premium and acceleration of fees or discounts and other expenses and (vi) extraordinary or non-recurring losses, plus (b) the amount of cash dividends actually received during such period by such Person on a consolidated basis from unconsolidated Subsidiaries of such Person or other Persons (provided that any such cash dividends actually received within thirty days after the last day of any fiscal quarter attributable to operations during such prior fiscal quarter shall be deemed to have been received during such prior fiscal quarter and not in the fiscal quarter actually received) minus (c) each of the following (i) all non-cash items of income or gain of such Person and its consolidated Subsidiaries which were included in determining such consolidated net income for such period, (ii) any cash payments made during such period in respect of items described in clause (a)(iv) above subsequent to the fiscal quarter in which the relevant non-cash charges or losses were reflected as a charge in determining consolidated net income hereunder, (iii) equity earnings from unconsolidated Subsidiaries of such Person and (iv) extraordinary or non-recurring gains. Consolidated EBITDA shall be subject to the adjustments set forth in the following clauses (A) through (C) for all purposes under this Agreement:

(A) If, during the four fiscal quarter period ending on the date for which Consolidated EBITDA is determined, such Person, any Subsidiary of such Person or any entity with respect to which such Person holds an equity method investment shall have made any acquisition of assets, shall have consolidated or merged with or into any Person, or shall have made an acquisition of any Person, Consolidated EBITDA may, at such Person’s option, be calculated giving pro forma effect thereto, without duplication, as if the acquisition, consolidation or merger had occurred on the first day of such period. Such pro forma effect shall be determined in good faith by a Financial Officer of such Person.

(B) Consolidated EBITDA shall be increased by the amount of any applicable Material Project EBITDA Adjustments applicable to such period.

(C) Consolidated EBITDA of WPZ for the four fiscal quarter periods ended December 31, 2014 and March 31, 2015 shall, without duplication, be increased by Consolidated EBITDA of Pre-Merger WPZ for such four fiscal quarter periods, as reasonably determined in good faith by a Financial Officer of WPZ.

“Consolidated Indebtedness” means, with respect to any Person, the Indebtedness of such Person and its consolidated Subsidiaries determined on a consolidated basis as of such date; provided that “Consolidated Indebtedness” with respect to WPZ as of December 31, 2014 shall be increased by the amount of Consolidated Indebtedness of Pre-Merger WPZ as of such date.

“Consolidated Interest Expense” means, for any period, for any Person, all interest paid or accrued during such period by such Person and its consolidated Subsidiaries on, and all fees and related charges in respect of, Consolidated Indebtedness which was deducted in determining consolidated net income during such period.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of consolidated assets of WPZ and its Subsidiaries after deducting therefrom: (a) all current liabilities (excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (ii) current maturities of long-term debt); and (b) the value (net of any applicable reserves and accumulated amortization) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of WPZ and its Subsidiaries for the most recently completed fiscal quarter, prepared in accordance with GAAP.

“Consolidated Net Worth” means as to any Person, at any date of determination, the sum of (a) preferred stock (if any), (b) an amount equal to the face amount of outstanding Hybrid Securities not in excess of 15% of Consolidated Total Capitalization, (c) par value of common stock, (d) capital in excess of par value of common stock, (e) partners’ capital or equity, and (f) retained earnings, less treasury stock (if any), of such Person, all as determined on a consolidated basis.

“Consolidated Total Capitalization” means as to any Person, the sum of (a) Consolidated Indebtedness and (b) such Person’s Consolidated Net Worth.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the General Partner who:

(a) was a member of such Board of Directors on the date of this Agreement; or

(b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Exposure” means, with respect to any Revolving Lender at any time, the outstanding principal amount of such Lender’s Loans.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, at any time, a Revolving Lender as to which the Administrative Agent has notified WPZ that (a) such Lender has failed for three or more Business Days to comply with its obligations under this Agreement to make a Loan, except for such failure being contested in good faith by appropriate proceedings (each a “funding obligation”), (b) such Lender has notified the Administrative Agent, or has stated publicly, that it will not comply with any such funding obligation hereunder or generally under other agreements in which it extends credit, (c) such Lender has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent or the Borrower, that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) a Lender Insolvency Event has occurred and is continuing with respect to such Lender; provided, that (i) if a Lender would be a “Defaulting Lender” solely by reason of events relating to the Parent Company of such Lender or solely because a Governmental Authority has been appointed as receiver, conservator, trustee or custodian for such Lender, in each case as described in clause (d) above, the Administrative Agent may, in its discretion, determine that such Lender is not a “Defaulting Lender” if and for so long as the Administrative Agent is satisfied that such Lender will continue to perform its funding obligations hereunder, (ii) the Administrative Agent may, by notice to the Borrower and the Lenders, declare that a Defaulting Lender is no longer a “Defaulting Lender” if the Administrative Agent determines, in its discretion, that the circumstances that resulted in such Lender becoming a “Defaulting Lender” no longer apply and (iii) a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of Voting Stock or any other Equity Interest in such Lender or a Parent Company thereof or the exercise of any voting rights in connection therewith by a Governmental Authority or an instrumentality thereof. Any determination that a Lender is a Defaulting Lender under clauses (a) through (d) above will be made by the Administrative Agent in its sole discretion acting in good faith. The Administrative Agent will promptly send to all parties hereto a copy of any notice to WPZ provided for in this definition. For avoidance of doubt an assignee of a Defaulting Lender shall not be deemed to be a Defaulting Lender solely by virtue of the fact that it is an assignee of a Defaulting Lender.

“Discovery” means Discovery Producer Services LLC, a Delaware limited liability company, and its successors and assigns.

“Dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the date on or prior to August 26, 2015, specified in the notice referred to in the last sentence of Section 4.01.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, WPZ (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include WPZ or any of WPZ’s Affiliates.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, or the management, release or threatened release of any Hazardous Material.

“Equity Interest” means shares of the Capital Stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, or any warrants, options or other rights to acquire such interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”, as to any applicable Person, means any trade or business (whether or not incorporated) that, together with WPZ, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA (other than a “reportable event” not subject to the provision for 30-day notice to the PBGC or a “reportable event” as such term is described in Section 4043(c)(3) of ERISA) or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived) which could reasonably be expected to result in a termination of, or the appointment of a trustee to administer, a Plan; (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by WPZ or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by WPZ or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by WPZ or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan during a plan year in which it was a “substantial employer,” as such term is defined in Section 4001(a)(2) of ERISA; or (g) the receipt by WPZ or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from WPZ or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, other than (in the case of clauses (a) through (f) of this definition) where the matters described in such clauses, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System of the United States of America, as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to a Loan, or Loans, in the case of a Borrowing, which bear interest at a rate determined by reference to the LIBO Rate.

“Eurodollar Rate Reserve Percentage” of any Lender for any Interest Period for each Eurodollar Borrowing means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States of America for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deduct from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office, or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any U.S. Federal withholding Tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.17(a), (c) any U.S. Federal withholding Tax that is attributable to such Lender’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed by FATCA.

“Existing Credit Agreement” means the Second Amended & Restated Credit Agreement dated as of February 2, 2015 among WPZ, NWP, TGPL, the lenders party thereto and Citibank, N.A., as administrative agent, as amended.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable intergovernmental agreements between a non-U.S. jurisdiction and the United States with respect thereto, any law, regulations, or other official guidance enacted in a non-U.S. jurisdiction relating to an intergovernmental agreement related thereto, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate.

“Fee Letter” means the letter agreement dated as of August 26, 2015 between WPZ and Barclays Bank PLC.

“Financial Officer” means (a) with respect to WPZ, the chief financial officer, principal accounting officer, treasurer or controller of the General Partner and (b) with respect to any other Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person or the governing body of such Person.

“Financing Transaction” means, with respect to any Person (a) any prepaid forward sale of oil, gas or minerals by such Person (other than gas balancing arrangements in the ordinary course of business), that is intended primarily as a borrowing of funds, excluding volumetric production payments and (b) any interest rate, currency, commodity or other swap, collar, cap, option or other derivative that is intended primarily as a borrowing of funds (excluding interest rate, currency, commodity or other swaps, collars, caps, options or other derivatives to hedge against risks for non-speculative purposes), with the amount of the obligations of such Person thereunder being the net obligations of such Person thereunder.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America.

“General Partner” means the general partner of WPZ (including any permitted successors and assigns under the Partnership Agreement).

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantors” means each of (a) the Subsidiaries of WPZ that execute a Guaranty in accordance with Section 5.09 hereof and (b) the respective successors of such Subsidiaries, in each case until such time as any such Subsidiary shall be released and relieved of its obligations pursuant to Section 5.09 hereof.

“Guaranty” means a guaranty executed by any Guarantor in favor of the Administrative Agent and the Lenders in form and substance reasonably agreed to between WPZ and the Administrative Agent.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, in each case regulated pursuant to any Environmental Law.

“Hedging Agreement” means a financial instrument or security which is used as a cash flow or fair value hedge to manage the risk associated with a change in interest rates, foreign currency exchange rates or commodity prices.

“Hybrid Securities” means any trust preferred securities, or deferrable interest subordinated debt with a tenor of at least 20 years, which provides for the optional or mandatory deferral of interest or distributions, issued by the Borrower, or any business trusts, limited liability companies, limited partnerships or similar entities (a) substantially all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more wholly owned Subsidiaries) at all times by WPZ or any of its Subsidiaries, (b) that have been formed for the purpose of issuing hybrid securities or deferrable interest subordinated debt, and (c) substantially all the assets of which consist of (i) subordinated debt of WPZ or a Subsidiary of WPZ, and (ii) payments made from time to time on the subordinated debt.

“Hydrocarbon Interests” means all rights, titles, interests and estates now owned or hereafter acquired by the Borrower or any of its Subsidiaries in any and all oil, gas and other liquid or gaseous hydrocarbon properties and interests, including without limitation, mineral fee or lease interests, production sharing agreements, concession agreements, license agreements, service agreements, risk service agreements or similar Hydrocarbon interests granted by an appropriate Governmental Authority, farmout, overriding royalty and royalty interests, net profit interests, oil payments, production payment interests and similar interests in Hydrocarbons, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casing head gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products refined, separated, settled and dehydrated therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

“Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than surety, performance and guaranty bonds), (c) all obligations of such Person for the deferred purchase price of property or services (other than trade payables), which obligation is, individually, in excess of $100,000,000, (d) all Capital Lease Obligations of such Person, (e) all obligations of such Person under any Financing Transaction, (f) all Attributable Obligations of such Person with respect to any Sale and Leaseback Transaction, and (g) all obligations of such Person under guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) of this definition; provided that Indebtedness shall not include (1) Non-Recourse Debt, (2) Performance Guaranties, (3) monetary obligations or guaranties of monetary obligations of Persons as lessee under leases (other than, to the extent provided hereinabove, Attributable Obligations) that are, in accordance with GAAP, recorded as operating leases, (4) any obligations of such Person under volumetric production payment arrangements, (5) International Debt and (6) guarantees by such Person of obligations of others which are not obligations described in clauses (a) through (f) of this definition, and provided further that where any such indebtedness or obligation of such Person is made jointly, or jointly and severally, with any third party or parties other than any Subsidiary of such Person, the amount thereof for the purpose of this definition only shall be the pro rata portion thereof payable by such Person, so long as such third party or parties have not defaulted on its or their joint and several portions thereof and can reasonably be expected to perform its or their obligations thereunder. For the avoidance of doubt, “Indebtedness” of a Person in respect of letters of credit shall include, without duplication, only the principal amount of the unreimbursed obligations of such Person in respect of such letters of credit that have been drawn upon by the beneficiaries to the extent of the amount drawn, and shall include no other obligations in respect of such letters of credit.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document, and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Index Debt” means, as to any Person, senior, unsecured, non-credit enhanced Indebtedness of such Person.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08, and being in the form of attached Exhibit C.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last

Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three (3) months’ duration, each day that occurs an integral multiple of three (3) months after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six or, if available to all of the Lenders, 12 months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes of this definition, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“International Debt” means the Indebtedness of any International Subsidiary.

“International Subsidiary” means any subsidiary of WPZ that is not incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Interpolated Rate” means, in relation to the LIBO Rate, the rate which results from interpolating on a linear basis between (a) the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of that Loan, and (b) the applicable LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of that Loan, each as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of that Loan.

“Lender Insolvency Event” means that (a) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Lender Appointment Period” has the meaning assigned in Section 8.06.

“LIBO Rate” means for any Interest Period as to any Eurodollar Borrowing, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; and provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is below zero, the LIBO Rate will be deemed to be zero.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Loan Documents” means this Agreement, each Note, the Fee Letter, the Guaranties and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, operations, or properties of WPZ and its Subsidiaries, taken as a whole, provided however, (i) a downgrade by S&P and/or Moody’s of their respective rating of Index Debt of the Borrower shall not, in and of itself, be deemed to be a Material Adverse Effect, and (ii) the fact that WPZ is unable to borrow in the commercial paper market shall not, in and of itself, be deemed to be a Material Adverse Effect; but for purposes of clarity in interpreting the foregoing clauses (i) and (ii), it is agreed that the event(s), change(s), circumstance(s) or condition(s) that causes such downgrade (or an announcement of a potential downgrade or a review for possible ratings change) of the rating of Index Debt of the Borrower or that causes such inability of WPZ to borrow in the commercial paper market, and the effect or change caused by such downgrade (or an announcement of a potential downgrade or a review for possible ratings change) of the rating of Index Debt of the Borrower or by such inability to borrow, will be considered in determining whether there has been a Material Adverse Effect; or (b) the ability of WPZ and the Guarantors, if any, to perform their obligations, taken as a whole, under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

“Material Indebtedness” means, with respect to the Borrower, Indebtedness (other than the Loans), of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $100,000,000.

“Material Project” means, for any Person, the construction or expansion of any capital project of such Person or any of its Subsidiaries or any entity with respect to which it holds an equity method investment, the aggregate capital cost of which exceeds $10,000,000.

“Material Project EBITDA Adjustments” shall mean, for any Person, with respect to each Material Project of such Person:

(A) prior to the Commercial Operation Date of a Material Project (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (based on the then-current completion percentage of such Material Project) of an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA of such Person and its Subsidiaries attributable to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined based on customer contracts or tariff-based customers relating to such Material Project, the creditworthiness of the other parties to such contracts or such tariff-based customers, and projected revenues from such contracts, tariffs, capital costs and expenses, scheduled Commercial Operation Date, oil and gas reserve and production estimates, commodity price assumptions and other factors reasonably deemed appropriate by Administrative Agent), which may, at such Person’s option, be added to actual Consolidated EBITDA for such Person and its Subsidiaries for the fiscal quarter in which construction of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual Consolidated EBITDA of such Person and its Subsidiaries attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, and (iv) longer than 270 days, 100%; and

(B) beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for the two immediately succeeding fiscal quarters, an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA of such Person and its Subsidiaries attributable to such Material Project (determined in the same manner as set forth in clause (A) above) for the balance of the four full fiscal quarter period following such Commercial Operation Date, which may, at such Person’s option, be added to actual Consolidated EBITDA for such Person and its Subsidiaries for such fiscal quarters.

Notwithstanding the foregoing:

(i) no such additions shall be allowed with respect to any Material Project unless:

(a) not later than 30 days prior to the delivery of any certificate required by the terms and provisions of Section 5.01(c) to the extent Material Project EBITDA Adjustments will be made to Consolidated EBITDA in determining compliance with Section 6.07(a), such Person shall have delivered to the Administrative Agent a written request for Material Project EBITDA Adjustments setting forth (i) the scheduled Commercial Operation Date for such Material Project, (ii) pro forma projections of Consolidated EBITDA attributable to such Material Project, (iii) information, as applicable, regarding (A) customer contracts relating to such Material Project (or negotiated settlements in connection with such Material

Project), (B) the creditworthiness of the other parties to such contracts or settlements, as the case may be, (C) projected revenues from such contracts or settlements, as the case may be, (D) projected capital costs and expenses, and (E) commodity price assumptions, and (iv) such other information previously requested by the Administrative Agent which it reasonably deemed necessary to approve such Material Project EBITDA Adjustments, and

(b) prior to the date such certificate is required to be delivered, the Administrative Agent shall have approved (such approval not to be unreasonably withheld) such projections and shall have received such other information and documentation as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent, and

(ii) the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 20% of the total actual Consolidated EBITDA of such Person and its Subsidiaries for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project EBITDA Adjustments).

Any Material Project EBITDA Adjustment with respect to any Material Project of an entity with respect to which such Person holds an equity method investment shall be determined as set forth above, based upon the projected (prior to the Commercial Operation Date) and actual (on and after the Commercial Operation Date) cash dividends projected to be received or actually received by such Person on a consolidated basis from such entity.

“Material Subsidiary” means, with respect to the Borrower, each Subsidiary of the Borrower that, as of the last day of the fiscal year of the Borrower most recently ended prior to the relevant determination of Material Subsidiaries, has a net worth determined in accordance with GAAP that is greater than 10% of the Consolidated Net Worth of the Borrower as of such day; provided that the Non-Recourse Subsidiaries shall not be deemed to be Material Subsidiaries for any purpose of this Agreement.

“Maturity Date” means August 24, 2016.

“MLP Combination” has the meaning specified in Section 6.02.

“Moody’s” means Moody’s Investors Service, Inc. or its successor.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is maintained by (or to which there is an obligation to contribute of) the Borrower or an ERISA Affiliate of the Borrower.

“Net Cash Proceeds” means with respect to any prepayment or reduction event described in Section 2.11(b) (a “Prepayment Event”), (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower in respect of such Prepayment Event, less (b) the sum, without duplication, of:

(i) the amount, if any, of all taxes paid or estimated to be payable in connection with such Prepayment Event,

(ii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Prepayment Event and (y) retained by the Borrower, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction,

(iii) the amount of any Indebtedness (other than any Indebtedness outstanding hereunder) secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness by its terms requires that such Indebtedness be repaid directly as a result of such Prepayment Event,

(iv) fees, underwriting discounts, commissions, costs and expenses paid in connection with any of the foregoing,

in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

“Non-Defaulting Lender” means, at any time, a Revolving Lender that is not a Defaulting Lender.

“Non-Recourse Debt” means any Indebtedness incurred by any Non-Recourse Subsidiary to finance the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or provide financing for, a project, which Indebtedness does not provide for recourse against WPZ or any Subsidiary of WPZ (other than a Non-Recourse Subsidiary and such recourse as exists under a Performance Guaranty) or any property or asset of WPZ or any Subsidiary of WPZ (other than the Equity Interests in, or the property or assets of, a Non-Recourse Subsidiary). Non-Recourse Debt may become or cease to become Non-Recourse Debt on the basis of whether it satisfies this definition at the time considered.

“Non-Recourse Subsidiary” means (a) any subsidiary of WPZ whose principal purpose is to incur Non-Recourse Debt and/or construct, lease, own or operate the assets financed thereby, or to become a direct or indirect partner, member or other equity participant or owner in a Person created for such purpose, and substantially all the assets of which subsidiary and such Person are limited to (i) those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by Non-Recourse Debt, or (ii) Equity Interests in, or Indebtedness or other obligations of, one or more other such Subsidiaries or Persons, or (iii) Indebtedness or other obligations of WPZ or its Subsidiaries or other Persons and (b) any Subsidiary of a Non-Recourse Subsidiary. A Non-Recourse Subsidiary may become or cease to become a Non-Recourse Subsidiary on the basis of whether it satisfies this definition at the time considered.

“Notes” means any promissory notes issued by the Borrower pursuant to Section 2.10(e).

“NWP” means Northwest Pipeline LLC, as Delaware limited liability company.

“Oil and Gas Agreements” means operating agreements, processing agreements, farm-out and farm-in agreements, development agreements, area of mutual interest agreements, contracts for the gathering and/or transportation of oil and natural gas, unitization agreements, pooling arrangements, joint bidding agreements, joint venture agreements, participation agreements, surface use agreements, service contracts, leases and subleases of Oil and Gas Properties or other similar agreements which are customary in the oil and gas business, howsoever designated, in each case made or entered into in the ordinary course of the oil and gas business as conducted by the Borrower and its Subsidiaries.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the property now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interest; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil and other Hydrocarbons in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Hydrocarbon Interests; and (f) all tenements, hereditaments, appurtenances and property in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, and any and all property, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loans or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” has the meaning set forth in Section 9.05(d).

“Participant Register” has the meaning set forth in Section 9.05(d).

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Access Midstream Partners, L.P. (f/k/a Chesapeake Midstream Partners, L.P.), dated as of August 3, 2010, as amended pursuant to Amendment No. 1, dated as of July 24, 2012, as amended pursuant to Amendment No. 2, dated as of December 20, 2012, as amended pursuant to Amendment No. 3, dated as of January 29, 2015, as amended pursuant to Amendment No. 4, dated as of February 2, 2015, as amended pursuant to Amendment No. 5, dated as of June 10, 2015, as further modified from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“pdf” means Portable Document Format or any other electronic format for the transmission of images.

“Performance Guaranty” means any guaranty issued in connection with any Non-Recourse Debt or International Debt that (a) if secured, is secured only by assets of, or Equity Interests in, a Non-Recourse Subsidiary or an International Subsidiary, and (b) guarantees to the provider of such Non-Recourse Debt or International Debt or any other Person the (i) performance of the improvement, installation, design, engineering, construction, acquisition, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such Non-Recourse Debt or International Debt, (ii) completion of the minimum agreed equity contributions to the relevant Non-Recourse Subsidiary or International Subsidiary, or (iii) performance by a Non-Recourse Subsidiary or an International Subsidiary of obligations to Persons other than the provider of such Non-Recourse Debt or International Debt.

“Permitted Liens” means:

(a) any Lien existing on any property at the time of the acquisition thereof and not created in contemplation of such acquisition by WPZ or any of its Subsidiaries, whether or not assumed by WPZ or any of its Subsidiaries;

(b) any Lien existing on any property of a Subsidiary of WPZ at the time it becomes a Subsidiary of WPZ and not created in contemplation thereof and any Lien existing on any property of any Person at the time such Person is merged or liquidated into or consolidated with WPZ (whether or not WPZ is the surviving Person) or any of its Subsidiaries and not created in contemplation thereof;

(c) purchase money and analogous Liens incurred in connection with the acquisition, development, construction, improvement, repair or replacement of property (including such Liens securing Indebtedness incurred within 12 months of the date on which such property was acquired, developed, constructed, improved, repaired or replaced); provided that all such Liens attach only to the property acquired, developed, constructed, improved, repaired or replaced and the principal amount of the Indebtedness secured by such Lien shall not exceed the gross cost of the property;

(d) [reserved];

(e) Liens on accounts receivable and related asset proceeds thereof arising in connection with a receivables financing and any Lien held by the purchaser of receivables derived from property or assets sold by WPZ or any of its Subsidiaries and securing such receivables resulting from the exercise of any rights arising out of defaults on such receivables;

(f) leases constituting Liens now or hereafter existing and any renewals or extensions thereof;

(g) any Lien securing industrial development, pollution control or similar revenue bonds;

(h) Liens existing on the Closing Date;

(i) Liens in favor of the Borrower or any of its Subsidiaries;

(j) Liens securing Indebtedness incurred to refund, extend, refinance or otherwise replace Indebtedness (“Refinanced Indebtedness”) secured by a Lien permitted to be incurred under this Agreement; provided, that (i) the principal amount of such Refinanced Indebtedness does not exceed the principal amount of Indebtedness refinanced (plus the amount of penalties, premiums, fees, accrued interest and reasonable expenses and other obligations incurred therewith) at the time of such refunding, extension, refinancing or replacement and (ii) the Liens securing the Refinancing Indebtedness are limited to either (A) substantially the same collateral that secured, at the time of such refunding, extension, refinancing or replacement, the Indebtedness so refunded, extended, refinanced or replaced or (B) other collateral of reasonably equivalent value of the collateral described in clause (A) above;

(k) Liens on and pledges of the Equity Interests of any joint venture owned by WPZ or any of its Subsidiaries to the extent securing Indebtedness of such joint venture that is non-recourse to WPZ or any of its Subsidiaries;

(l) any Lien created or assumed by WPZ or any of its Subsidiaries on oil, gas, coal or other mineral or timber property, owned or leased by WPZ or any of its Subsidiaries in the ordinary course of the business;

(m) Liens on the products and proceeds (including insurance, condemnation and eminent domain proceeds) of and accessions to, and contract or other rights (including rights under insurance policies and product warranties) derivative of or relating to, property permitted to be subject to Liens but subject to the same restrictions and limitations set forth in this Agreement as to Liens on such property (including the requirement that such Liens on products, proceeds, accessions and rights secure only obligations that such property is permitted to secure);

(n) any Liens securing Indebtedness neither assumed nor guaranteed by WPZ or a Subsidiary of WPZ nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate (including rights-of-way and easements) acquired by WPZ or such Subsidiary, which Liens do not materially impair the use of such property for the purposes for which it is held by WPZ or such Subsidiary;

(o) any Lien existing or hereafter created on any office equipment, data processing equipment (including computer and computer peripheral equipment) or transportation equipment (including motor vehicles, aircraft and marine vessels);

(p) undetermined Liens incidental to construction or maintenance;

(q) any Lien created by WPZ or a Subsidiary of WPZ on any contract (or any rights thereunder or proceeds therefrom) providing for advances by WPZ or such Subsidiary to finance gas exploration and development or to finance acquisition or construction of gathering systems, which Lien is created to secure Indebtedness incurred to finance such advance;

(r) any Liens on cash, short term investments and letters of credit securing obligations of WPZ or any of its Subsidiaries under currency hedges and interest rate hedges;

(s) Liens granted pursuant to (i) the Existing Credit Agreement (and any “Loan Document” as defined therein), including in connection with any cash collateralization of letters of credit issued thereunder and (ii) any Loan Document;

(t) Liens for Taxes, customs duties or other governmental charges or assessments that are not at the time determined (or, if determined, are not at the time delinquent), or that are delinquent but the validity of which is being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP, if required by such principles, have been provided on the books of the relevant entity;

(u) Liens pursuant to master netting agreements and other agreements entered into in the ordinary course of business in connection with hedging obligations, so long as such Liens encumber only amounts owed under the hedges covered by such agreements;

(v) Liens on cash deposits in the nature of a right of setoff, banker’s lien, counterclaim or netting of cash amounts owed arising in the ordinary course of business on deposit accounts;

(w) Liens securing Non-Recourse Debt of a Non-Recourse Subsidiary on the assets (and the income and proceeds therefrom) of such Non-Recourse Subsidiary that are not owned by WPZ or any of its Subsidiaries on the Closing Date and that are acquired, developed, operated and/or constructed with the proceeds of (i) such Non-Recourse Debt or investments in such Non-Recourse Subsidiary or (ii) Non-Recourse Debt or investments referred to in clause (i) refinanced in whole or in part by such Non-Recourse Debt;

(x) Liens securing Non-Recourse Debt of a Non-Recourse Subsidiary on the Equity Interests and assets (and the income and proceeds therefrom) of such Non-Recourse Subsidiary that are owned by WPZ or any of its Subsidiaries on the Closing Date (“Existing Assets”) and that are developed, operated and/or constructed with the proceeds of (i) such Non-Recourse Debt or investments in such Non-Recourse Subsidiary or (ii) Non-Recourse Debt or investments referred to in clause (i) refinanced in whole or in part by such Non-Recourse Debt, provided that the aggregate fair market value (determined as of the Closing Date) of Existing Assets on which Liens may be granted pursuant to this clause (x) shall not exceed $250,000,000;

(y) Liens securing International Debt so long as such Liens do not encumber any assets of the Borrower or any of its Subsidiaries (other than the Equity Interests of the International Subsidiary that is the borrower of such International Debt);

(z) Liens on deposits or other security given to secure bids, tenders, trade contracts, leases, government contracts, or to secure or in lieu of surety and appeal bonds, performance and return of money bonds, in each case to secure obligations arising in the ordinary course of business of the Borrower and its Subsidiaries;

(aa) Liens on deposits or other security given to secure public or statutory obligations and deposits as security for the payment of Taxes, other governmental assessments or other similar governmental charges, in each case to secure obligations of the Borrower or any of its Subsidiaries arising in the ordinary course of business; and

(bb) Liens arising under Oil and Gas Agreements to secure compliance with such agreements; provided that any such Lien referred to in this clause are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, and provided further that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Subsidiary or materially impair the value of such property subject thereto, and provided further that such Liens are limited to property, including all relevant Oil and Gas Properties, that are the subject of the relevant Oil and Gas Agreement.

Each of the foregoing paragraphs (a) through (bb) shall also be deemed to permit (i) appropriate Uniform Commercial Code and other similar filings to perfect the Liens permitted by such paragraph and (ii) Liens on the products and proceeds (including insurance, condemnation and eminent domain proceeds) of and accessions to, and contract or other rights (including rights under insurance policies and product warranties) derivative of or relating to, the property permitted to be encumbered under such paragraph, but subject to the same restrictions and limitations herein set forth as to Liens on such property (including the requirement that such Liens on products, proceeds, accessions and rights secure only the specified obligations, and in the amount, that such property is permitted to secure).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) as defined in Section 3(2) of ERISA currently maintained by, or in the event such plan has terminated, to which contributions have been made or an obligation to make such contributions has accrued during any of the five plan years preceding the date of the termination of such plan by, the Borrower or any ERISA Affiliate of the Borrower subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which WPZ or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pre-Merger WPZ” means the Person known as Williams Partners L.P., a Delaware limited partnership prior to giving effect to the ACMP Merger.

“Prepayment Event” has the meaning set forth in the definition of Net Cash Proceeds.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Pro Rata Share” means, as to any Revolving Lender, its Commitment divided by the aggregate Commitments of all Revolving Lenders.

“Rating Agency” means each of Moody’s and S&P.

“Recipient” means (a) the Administrative Agent and (b) any Lender as applicable.

“Register” has the meaning set forth in Section 9.05(c).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, members, partners, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Revolving Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time, as such definition may be modified from time to time in accordance with Section 9.03 hereof.

“Responsible Officer” means (a) with respect to WPZ, the president, chief executive officer, chief financial officer, the general counsel, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, or the controller of the General Partner or any other officer designated as a “Responsible Officer” by the board of directors of the General Partner and (b) with respect to any other Person, the president, chief executive officer, chief financial officer, the general counsel, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, or the controller of such Person or any other officer designated as a “Responsible Officer” by the board of directors (or equivalent governing body) of such Person.

“Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any class of Equity Interests of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests of such Person or any option, warrant or other right to acquire any Equity Interests of such Person; provided that (a) dividends, distributions or payments of common Equity Interests of such Person, (b) any Equity Interest split, Equity Interest reverse split or similar transactions and (c) the Borrower’s open market repurchase of any of its Equity Interests and acquisitions by officers, directors and employees of the Borrower of Equity Interests in the Borrower

through cashless exercise of options, warrants or other rights to acquire Equity Interests in the Borrower issued pursuant to an employment, equity award, equity option or equity appreciation agreement or plans entered into by the Borrower in the ordinary course of business, in each case shall be deemed not to be “Restricted Payments”.

“Revolving Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sale and Leaseback Transaction” of any Person means any arrangement entered into by such Person or any Subsidiary of such Person, directly or indirectly, whereby such Person or any Subsidiary of such Person shall sell or transfer any property, whether now owned or hereafter acquired to any other Person (a “Transferee”), and whereby such first Person or any Subsidiary of such first Person shall then or thereafter rent or lease as lessee such property or any part thereof or rent or lease as lessee from such Transferee or any other Person other property which such first Person or any Subsidiary of such first Person intends to use for substantially the same purpose or purposes as the property sold or transferred.

“Senior Notes” means senior notes issued by WPZ or its predecessors constituting Material Indebtedness.

“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” means, with respect to any specified Person:

(a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b) any partnership (whether general or limited) or limited liability company (i) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (ii) if there is more than a single general partner or member, either (A) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (B) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively; provided, however that “Subsidiary” with respect to the Borrower does not include (1) any Non-Recourse Subsidiary and (2) any International Subsidiary.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TGPL” means Transcontinental Gas Pipe Line Company, LLC, a Delaware limited liability company.

“Transactions” means the signature and delivery by the Borrower of this Agreement and the borrowing of Loans.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f).

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors (or similar governing body) of such Person.

“Williams” means The Williams Companies, Inc., a Delaware corporation.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04 Accounting Terms; GAAP. All accounting terms not specifically defined shall be construed in accordance with GAAP. To the extent there are any changes in accounting standards from December 31, 2014, the financial condition covenants set forth herein will continue to be determined in accordance with accounting standards in effect on December 31, 2014, as applicable, until such time, if any, as such financial covenants are adjusted or reset to reflect such changes in accounting standards and such adjustments or resets are agreed to in writing by the Borrower and the Administrative Agent (after consultation with the Required Lenders).

ARTICLE II

THE CREDITS

Section 2.01 Commitments.

(a) Loans. Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Loans in Dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (ii) the sum of the total Credit Exposures exceeding the Aggregate Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

(b) [Reserved].

(c) [Reserved].

Section 2.02 Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Revolving Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 24 Eurodollar Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or emailed pdf to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified in a Borrowing Request delivered pursuant to Section 2.03, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Revolving Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 [Reserved].

Section 2.05 [Reserved].

Section 2.06 [Reserved].

Section 2.07 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Revolving Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share available on such date in accordance with this Section 2.07 and may, but shall not be required to, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Revolving Lender has not in fact made its Pro Rata Share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its Pro Rata Share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Revolving Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.08 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Revolving Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or emailed pdf to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Revolving Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing of the Borrower may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Borrowing of the Borrower shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

(f) [Reserved].

Section 2.09 Termination and Reduction of Commitments.

(a) Unless previously terminated, the Aggregate Commitments shall terminate on the Maturity Date.

(b) WPZ may at any time terminate, or from time to time reduce, the Aggregate Commitments; provided that (i) each reduction of the Aggregate Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) WPZ shall not terminate or reduce the Aggregate Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Aggregate Outstanding Credit Exposure would exceed the Aggregate Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Aggregate Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities or another event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Aggregate Commitments shall be permanent. Each reduction of the Aggregate Commitments shall be made ratably among the Lenders in accordance with their respective Commitments, except as provided in clause (d) below.

(d) WPZ may terminate the unused amount of the Commitment of a Defaulting Lender upon one Business Day’s prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender.

(e) In the event that (i) a Prepayment Event occurs, the Commitments shall reduce on the fifth Business Day following receipt of the Net Cash Proceeds attributable to such Prepayment Event in an amount equal such Net Cash Proceeds (whether or not any prepayment is required to be made in accordance with Section 2.11(b) of this Agreement) and (ii) the “Aggregate Commitments” (as defined in the Existing Credit Agreement) exceeds $3,500,000,000 (with such increase effectuated in accordance with the terms of the Existing Credit Agreement), the Commitments shall reduce in an amount equal to such incremental “Commitments” (as defined in the Existing Credit Agreement).

(f) Notwithstanding the foregoing, all of the provisions of the Loan Documents which by their terms survive termination of the Commitments, including, without limitation, those provisions set forth in Section 9.06, shall survive and not be deemed terminated, but shall remain in full force and effect.

Section 2.10 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the ratable account of each Lender the then unpaid principal amount of each Loan (and all accrued and unpaid interest thereon) made to the Borrower on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans made to the Borrower in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender and substantially in the form of note attached hereto as Exhibit E. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11 Prepayment of Loans.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section.

(b) Mandatory Prepayments. The Borrower shall prepay the Loans, in each case, on a dollar-for-dollar basis, within five Business Days of receipt by Borrower of any Net Cash Proceeds referred to in this Section 2.11(b) with the lesser of (x) 100% of the Net Cash Proceeds attributable to each Prepayment Event specified below and (y) the aggregate amount of Loans outstanding on the date of prepayment:

(i) 100% of the Net Cash Proceeds received from any incurrence of Indebtedness of the Borrower for borrowed money (including Hybrid Securities and debt securities convertible into equity) by the Borrower (excluding (A) intercompany debt among the Borrower and/or its subsidiaries, (B) borrowings under the Existing Credit Agreement (including any increases thereto in accordance with the terms thereof) and under any capital lease, purchase money debt and equipment financings, (C) issuances of commercial paper, and (D) borrowings in an initial aggregate principal amount of up to $1,500,000,000 of senior unsecured term loans, provided that such term loans (x) mature no earlier than 364 days after the date any such term loan is first drawn, and (y) shall be on terms no more restrictive (taken as a whole) to the Borrower than the Loan Documents (as reasonably determined by the Borrower in consultation with the Administrative Agent);

(ii) 100% of the Net Cash Proceeds received from the issuance of any Capital Stock by the Borrower (other than issuances pursuant to employee stock plans, directors compensations or similar arrangements);

(iii) 100% of the Net Cash Proceeds received from any Asset Sale of Borrower in excess of $75,000,000 with respect to any single Asset Sale and $400,000,000 in the aggregate with respect to all Asset Sales other than (A) sales, transfers or other dispositions of inventory, used or surplus equipment and vehicles in the ordinary course of business, (B) leases, subleases, licenses or sublicenses of real, personal or intellectual property in the ordinary course of business, and (C) sales, transfers or other dispositions of property to the extent that (x) such property is exchanged for credit against the purchase price of similar replacement property or (y) the proceeds of such sale, transfer or other disposition are promptly applied to the purchase price of such replacement property.

(c) The Borrower shall notify the Administrative Agent by telephone (confirmed by hand delivery, fax or emailed pdf) of any prepayment under Section 2.11(a) not later than 11:00 a.m., New York City time on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, any such notice of prepayment may be conditioned upon the effectiveness of other credit facilities or another event. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing under Section 2.11(a) shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

Section 2.12 Fees.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender) a commitment fee on the daily average unused amount of the Commitment of such Lender for the period from and including the Effective Date up to, but excluding, the date on which the Aggregate Commitments have been terminated at the Applicable Rate for commitment fees. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Aggregate Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) [Reserved].

(c) WPZ agrees to pay to the Administrative Agent fees payable in the amounts and at the times separately agreed upon between WPZ and the Administrative Agent as set forth in the Fee Letter.

(d) [Reserved.]

(e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees and participation fees, to the Revolving Lenders. Fees paid shall not be refundable under any circumstances.

(f) Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to this Section 2.12 (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees) nor shall any such fee be payable by the Borrower.

Section 2.13 Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest on each day at the Alternate Base Rate for such day plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) [Reserved].

(d) Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Aggregate Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest determined by reference to the LIBO Rate or clauses (b) or (c) of the definition of Alternate Base Rate shall be computed on the basis of a year of 360 days, and all other interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(g) The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System of the United States of America to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Borrowing of such Lender during such periods as such Borrowing is a Eurodollar Borrowing, from the date of such Borrowing until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBO Rate for the Interest Period in effect for such Eurodollar Borrowing from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period. Such additional interest shall be determined by such Lender. The Borrower shall from time to time, within 15 days after demand (which demand shall be accompanied by a certificate comporting with the requirements set forth in Section 2.15(c)) by such Lender (with a copy of such demand and certificate to the Administrative Agent) pay to the Lender giving such notice such additional interest; provided, however, that Borrower shall not be required to pay to such Lender any portion of such additional interest that accrued more than 90 days prior to any such demand, unless such additional interest was not determinable on the date that is 90 days prior to such demand.

Section 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

Section 2.15 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Recipient in respect thereof (except for any Indemnified Taxes and the imposition of, or any change in the rate of, any Tax described in clauses (a)(ii) through (d) of the definition of Excluded Taxes payable by such Recipient); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, funding or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered, in each case to the extent applicable to the Loans.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the commitments of such Lender or the Loans made by, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered, in each case to the extent applicable to the Loans.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, showing the computation thereof and delivered to the Borrower shall be conclusive absent manifest error. Such certificate shall further certify that such Lender is making similar demands of its other similarly situated borrowers. The Borrower shall pay such Lender the amount shown as owed by it and due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than ninety days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (excluding loss of anticipated profits) attributable to such event. A certificate of any Lender setting forth, in reasonable detail showing the computation thereof, any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof, if such certificate complies herewith.

Section 2.17 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes, provided that if an applicable withholding agent shall be required by applicable law to deduct or withhold any Taxes from such payments, then (i) if such Tax is an Indemnified Tax, the sum payable by the Borrower shall be increased as necessary so that after making all required deductions or withholdings (including deductions applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions and (iii) such withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes related to it to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by Borrower. The Borrower shall indemnify each Recipient within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with the Borrower, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.17, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable requirement of law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B) any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable: (i) in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty; (ii) executed originals of IRS Form W-8ECI; (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or (iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by an applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to any withholding Tax imposed by FATCA if such Lender were to fail to comply with the requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any Recipient determines in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), such Recipient shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid by the Borrower under this Section with respect to the Taxes giving rise to such refund), net of reasonable out-of-pocket expenses directly related to the receipt of such refund by the Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund) provided that, the Borrower, upon the request of such Recipient, agrees to repay the amount paid over to the Borrower pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this paragraph (g) the payment of which would place such Recipient in a less favorable net after-Tax position than the Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require the Administrative Agent or Any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(h) [Reserved.]

(i) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the date of such payment or on the next succeeding Business Day for purposes of calculating interest and fees thereon. All such payments shall be made to the Administrative Agent at its offices at Barclays Bank PLC, 745 Seventh Avenue, New York, NY 10019, Attention: U.S. Loan Operations. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Revolving Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Revolving Lender, then the Revolving Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Revolving Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.18(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Revolving Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to this subsection (c) may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) [Reserved].

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.07(b) or 9.04(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. In the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Sections 2.07(b) or 9.04(c), and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.13(g) or Section 2.15 or if the Borrower is required to pay any Indemnified Taxes to any Lender or any Governmental Authority for the account of any Lender, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.13(g), 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. If the Borrower is required to make any payment under Sections 2.13(g), 2.15 or 2.17, the Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Subject to the foregoing, Lenders agree to use reasonable efforts to select lending offices which will minimize Indemnified Taxes and other costs and expenses for the Borrower.

(b) If any Lender requests compensation under Section 2.13(g) or Section 2.15, or if the Borrower is required to pay any Indemnified Taxes to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender, or if any Lender fails to approve an amendment, waiver or other modification to this Agreement that requires the approval of all Lenders and at least the Required Lenders have approved such amendment, waiver or other modification, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.16), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13(g) or Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. If any Lender refuses to assign and delegate all its interests, rights and obligations under this Agreement after the Borrower has required such Lender to do so as a result of a claim for compensation under Section 2.13(g) or Section 2.15 or payments required to be made pursuant to Section 2.17, such Lender shall not be entitled to receive such compensation or required payments.

(c) If the Borrower and the Administrative Agent agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Revolving Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the

Credit Exposure of the Revolving Lenders to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Credit Exposure of each Revolving Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

Section 2.20 [Reserved].

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower, solely with respect to itself and, to the extent set forth below, its Subsidiaries, represents and warrants to the Lenders that, on the Effective Date and on the date of each Borrowing, except with respect to Sections 3.07 and 3.08 in each case as specified therein, which shall only be represented and warranted as of the Effective Date as provided therein:

Section 3.01 Organization; Powers. The Borrower and each of its Material Subsidiaries is validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business in all material respects as now conducted and is qualified to do business in, and (if applicable) is in good standing in, every jurisdiction where such qualification is required, except where the failure to do so or to be validly existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02 Authorization; Enforceability. The Transactions and the performance of its obligations contemplated thereby are within the Borrower’s partnership powers, and have been duly authorized by all necessary partnership and, if required, partner action, as applicable. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. No material authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of any Loan Document to which it is a party, or the consummation of the transactions contemplated thereby. The execution, delivery and performance by the Borrower of the Loan Documents to which it is shown as being a party and the consummation of the transactions contemplated thereby do not contravene (a) the Borrower’s organizational documents or (b) any law or any restriction under any material agreement binding on the Borrower and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

Section 3.04 Financial Condition. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income and cash flows (a) as of and for the fiscal year ended December 31, 2014, reported on by Ernst & Young LLP, independent public accountants, and (b) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2015. Such financial statements (i) were prepared in accordance with GAAP, except as otherwise expressly noted therein, and (ii) present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP.

Section 3.05 Litigation. Except as set forth in the annual report on Form 10-K for the year ended December 31, 2014, the quarterly reports on Form 10-Q or current reports on Form 8-K filed subsequent thereto but prior to the Closing Date, or any amendments thereof filed subsequent thereto but prior to the Closing Date, in each case of the Borrower, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that purport to adversely affect the legality, validity and enforceability of the Loan Documents and are non-frivolous (as reasonably determined by the Administrative Agent); provided, that this representation, when made, shall not constitute an admission that any action, suit or proceeding set forth in any annual report on Form 10-K, any quarterly report on Form 10-Q, any current report on Form 8-K or any amendments to any of the foregoing, in each case referred to above would result in a Material Adverse Effect due to an adverse determination, if any.

Section 3.06 Environmental Matters. Except as set forth in the annual report on Form 10-K for the year ended December 31, 2014, the quarterly reports on Form 10-Q or current reports on Form 8-K filed subsequent thereto but prior to the Closing Date, or any amendments thereof filed subsequent thereto but prior to the Closing Date, in each case of the Borrower, the Borrower and its Subsidiaries have reasonably concluded that they: (a) are in compliance with all applicable Environmental Laws, except to the extent that any non-compliance would not reasonably be expected to have a Material Adverse Effect with respect to the Borrower; (b) are not subject to any judicial, administrative, government, regulatory or arbitration proceeding alleging the violation of any applicable Environmental Laws, except to the extent that any such proceeding would not reasonably be expected to have a Material Adverse Effect with respect to the Borrower; (c) are not subject to any federal, state, local or foreign review, audit or investigation which would reasonably be expected to lead to a proceeding referred to in (b) above that would reasonably be expected to have a Material Adverse Effect with respect to the Borrower; (d) have no actual knowledge that any of their predecessors in title to any of their property and assets are the subject of any currently pending federal, state, local or foreign review, audit or investigation which would reasonably be expected to lead to a proceeding referred to in (b) above that would reasonably be expected to have a Material Adverse Effect with respect to the Borrower; and (e) possess, and are in compliance with, or have applied for, all approvals, licenses, permits, consents and other authorizations which are necessary under any applicable Environmental Laws to conduct their business, except to the extent that the failure to possess, or be in compliance with, any of the foregoing would not reasonably be expected to have a Material Adverse Effect with respect to the Borrower.

Section 3.07 Disclosure. As of the Effective Date only, none of the reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower in connection with the Transactions to the Administrative Agent or any Lender on or prior to the Effective Date (as modified or supplemented by other information so furnished on or prior to the Effective Date), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, provided that, with respect to any projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time (it being recognized, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by any projections may materially differ from the projected results).

Section 3.08 Solvency. As of the Effective Date only, after giving effect to the Transactions (including each Loan) to be consummated on such date, the Borrower, individually and together with its Subsidiaries, is Solvent.

Section 3.09 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect in respect of the Borrower.

Section 3.10 Investment Company Status. The Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.11 Margin Securities. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System of the United States of America), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock in violation of said Regulations U or X or to extend credit to others for the purpose of purchasing or carrying margin stock in violation of said Regulations U or X.

Section 3.12 Sanctions; Anti-Corruption; Money Laundering and Counter-Terrorist Financing Laws.

(a) None of the Borrower or any of its Subsidiaries, nor, to the knowledge of the Borrower, any director, officer, employee or Affiliate of the Borrower or any of its Subsidiaries is the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); none of the Borrower or any of its Subsidiaries is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.

(b) No any part of the proceeds of the Loans will be used, directly or, to the knowledge of the Borrower, indirectly, (i) to fund or finance any activities or business of or with any Person or vessel, or in any country or territory, that, at the time of such funding or financing, is, or whose government is, the subject of Sanctions if such activities or business would be prohibited for a U.S. Person pursuant to Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by the Borrower or any Subsidiary or any other party to this Agreement.

(c) The Borrower and its Subsidiaries are in compliance with all applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), except for such non-compliance that could not, based upon the facts and circumstances existing at the time, reasonably be expected to (x) result in a Material Adverse Effect or (y) result in material liability to any Lender or the Administrative Agent. Williams has instituted and maintains policies and procedures reasonably designed to promote compliance by the Borrower with the FCPA and all other applicable anti-corruption laws, and the Borrower adheres to such policies and procedures. No part of the proceeds of the Loans will be used, directly or, to the knowledge of the Borrower, indirectly, in violation of the FCPA or any other applicable anti-corruption law, including for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable anticorruption law.

(d) To the extent applicable, the Borrower and its Subsidiaries are in compliance with the Bank Secrecy Act, as amended by Title III of the USA PATRIOT Act, and all other applicable anti-money laundering and counter-terrorist financing laws and regulations, except for such non-compliance that could not, based on the facts and circumstances existing at the time, reasonably be expected to (x) result in a Material Adverse Effect or (y) result in material liability to any Lender or the Administrative Agent.

ARTICLE IV

CONDITIONS

Section 4.01 Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the Effective Date which is scheduled to occur when each of the following conditions is satisfied:

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include fax or email pdf transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Sarah C. Miller, General Counsel of the General Partner, and Gibson, Dunn & Crutcher LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to (i) the organization and existence of the Borrower, and (ii) the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received each promissory note requested by a Lender pursuant to Section 2.10(e), each duly completed and executed by the Borrower.

(e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, an Executive Vice President or a Financial Officer or a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (h) and (i) of this Section 4.01.

(f) The Administrative Agent shall have received (i) all fees and other amounts due and payable pursuant to the Fee Letter on or prior to the Effective Date and (ii) to the extent invoiced prior to closing, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (or shall have received satisfactory evidence that all such fees and amounts are being paid substantially simultaneously).

(g) As of the Effective Date only, since December 31, 2014, no event resulting in a Material Adverse Effect has occurred and is continuing.

(h) No Default or Event of Default has occurred and is continuing.

(i) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties shall be true and correct in all respects as written, including the materiality qualifier) on and as of the Closing Date (other than those representations and warranties that expressly relate to a specific earlier date, which shall be true and correct in all material respects as of such earlier date (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties shall be true and correct in all respects as of such earlier date as written, including the materiality qualifier)).

The date on which all of the foregoing conditions have been satisfied (or waived by the Administrative Agent) shall be the “Effective Date”. The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (exclusive of continuations and conversions of a Borrowing), is subject to the satisfaction of the following conditions:

(a) The representations and warranties set forth in this Agreement shall be true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties shall be true and correct in all respects as written, including the materiality qualifier) on and as of the date of such Borrowing (other than those representations and warranties that expressly relate to a specific earlier date, which shall be true and correct in all material respects as of such earlier date (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties shall be true and correct in all respects as of such earlier date as written, including the materiality qualifier)).

(b) At the time of and immediately after giving effect to such Borrowing, as applicable, no Default shall have occurred and be continuing.

(c) After giving effect to any simultaneous borrowing under the Existing Credit Agreement, the aggregate amount of (x) outstanding loans under the Existing Credit Agreement plus (y) outstanding commercial paper utilization by the Borrower shall be equal to or greater than $3,500,000,000.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of the Borrowing as to the matters specified in paragraphs (a) and (b) of this Section.

Section 4.03 [Reserved].

ARTICLE V

AFFIRMATIVE COVENANTS

From and after the Effective Date and until the Aggregate Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower, solely with respect to itself, and to the extent set forth below, its Subsidiaries, covenants and agrees with the Lenders that:

Section 5.01 Financial Statements and Other Information. The Borrower will furnish, or cause to be furnished, to the Administrative Agent:

(a) as soon as available, but in any event within 105 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its consolidated subsidiaries as for such fiscal year and the related consolidated statements of income, equity and cash flows of the Borrower and its consolidated subsidiaries for such fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing selected by the Borrower, which report and opinion shall be prepared in accordance with GAAP;

(b) as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated subsidiaries as at the end of such quarter and the related consolidated statements of income, equity and cash flows of the Borrower and its consolidated subsidiaries for such quarter, all in reasonable detail and certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its subsidiaries in accordance with GAAP, subject to normal changes resulting from year-end adjustments;

(c) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and within 105 days after the end of each fiscal year of the Borrower, a certificate of a Financial Officer of the Borrower substantially in the form of Exhibit D (i) certifying as to whether a Default has occurred that is then continuing and, if a Default has occurred that is then continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) setting forth in reasonable detail calculations demonstrating compliance with Section 6.07;

(d) promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Borrower to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Lender), and each prospectus and all amendments thereto filed by WPZ or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange; and

(e) any other information (other than projections) which the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

Any document readily available on-line through the “Electronic Data Gathering, Analysis and Retrieval” system (or any successor system thereof) maintained by the Securities and Exchange Commission (or any succeeding Governmental Authority), shall be deemed to have been furnished to the Administrative Agent for purposes of this Section 5.01. Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at www.williamslp.com or (ii) on which such documents are (or are deemed to be) delivered to the Administrative Agent. The Administrative Agent shall post such documents on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.

Section 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Event of Default;

(b) as soon as possible and in any event within 30 Business Days after the Borrower or any of its Subsidiaries or ERISA Affiliate of the Borrower knows or has reason to know that any ERISA Event with respect to any Plan of the Borrower has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect in respect of the Borrower;

(c) promptly and in any event within 25 Business Days after receipt thereof by the Borrower or any ERISA Affiliate of the Borrower, copies of each notice received by the Borrower or any ERISA Affiliate of the Borrower from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(d) promptly and in any event within 25 Business Days after receipt thereof by the Borrower or any ERISA Affiliate of the Borrower from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate of the Borrower concerning (i) the imposition of a Withdrawal Liability by a Multiemployer Plan, (ii) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of

ERISA, (iii) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (iv) the amount of liability incurred, or expected to be incurred, by the Borrower or any ERISA Affiliate of the Borrower in connection with any event described in clause (i), (ii) or (iii) above that, in the aggregate, would reasonably be expected to have a Material Adverse Effect in respect of the Borrower; and

(e) the occurrence of (i) any “Event of Default” (as defined in the indenture with respect thereto) with respect to the Senior Notes or (ii) any “Event of Default” (as defined in the Existing Credit Agreement with respect thereto) with respect to the Existing Credit Agreement; and

(f) any change in any rating established or deemed to have been established by Moody’s or S&P for the Index Debt of the Borrower.

Each notice delivered under clauses (a) through (e) of this Section shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business. The Borrower will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material and necessary or desirable to the conduct of its business, except where failure to do so could not be reasonably expected to have a Material Adverse Effect except (i) in the case of any Material Subsidiary of the Borrower, where the failure of such Material Subsidiary to so maintain its existence could not reasonably be expected to have a Material Adverse Effect, (ii) where the failure to preserve and maintain such rights and franchises (other than existence) or to so qualify and remain qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not prohibited under Section 6.02.

Section 5.04 Payment of Obligations. The Borrower will, and will cause each of its Material Subsidiaries to, pay, before the same shall become delinquent or in default, its Indebtedness and Tax liabilities but excluding Indebtedness that is not Material Indebtedness, except where (a)(i) the validity or amount thereof is being contested by the Borrower or such Subsidiary in good faith by appropriate proceedings, and (ii) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (b) the failure to make payment would not reasonably be expected to have a Material Adverse Effect.

Section 5.05 Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all property, taken as a whole, material to the conduct of their business in good working order and condition, ordinary wear and tear excepted, in the reasonable judgment of the Borrower or Material Subsidiary, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; provided that (i) the Borrower or Material Subsidiary may self-insure to the extent and in the manner normal for companies of like size, type and financial condition and (ii) any insurance required by this Section 5.05(b) may be maintained by Williams on behalf of the Borrower or Material Subsidiary.

Section 5.06 Books and Records; Inspection Rights. The Borrower will, and will cause each of its Material Subsidiaries to, keep in accordance with GAAP books of record and account. The Borrower will, and will cause each of its Material Subsidiaries to, permit any representatives designated by the Administrative Agent or the Required Lenders, upon reasonable prior notice during normal business hours and, if the Borrower shall so request, in the presence of a Responsible Officer or an appointee of a Responsible Officer, at the Lenders’ expense so long as no Event of Default exists and at the Borrower’s expense during the continuance of an Event of Default, to visit and inspect its properties, to examine and make extracts from its books and records (subject to compliance with confidentiality agreements and applicable copyright law), and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested but no more frequently than once a year so long as no Event of Default exists.

Section 5.07 Compliance with Laws. The Borrower will, and will cause each of its Material Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including, without limitation, Environmental Laws, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.08 Use of Proceeds. The proceeds of the Loans will be used for working capital, acquisitions, capital expenditures and other general partnership purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System of the United States of America, including Regulations U and X.

Section 5.09 Potential Subsidiary Guarantors.

(a) If, after the date of this Agreement, any Subsidiary of WPZ that is not already a Guarantor guarantees any Material Indebtedness of WPZ, then that Subsidiary shall become a Guarantor of the obligations of WPZ hereunder by executing a Guaranty and delivering it to the Administrative Agent within twenty Business Days of the date on which it guaranteed such Material Indebtedness, together with such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(b) The Guaranty of a Guarantor shall be released (i) in connection with any sale or other disposition of all or substantially all of the properties or assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Guarantor, (ii) in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Guarantor, (iii) upon termination of this Agreement or (iv) at such time as such Guarantor ceases to guaranty such Material Indebtedness.

ARTICLE VI

NEGATIVE COVENANTS

From and after the Effective Date and until the Aggregate Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower, solely with respect to itself, and to the extent set forth below, its Subsidiaries, covenants and agrees with the Lenders that:

Section 6.01 Liens. The Borrower shall not, and shall not permit any of its Material Subsidiaries to, create, assume or incur any Lien on any of its assets or property or upon any Equity Interests of any such Material Subsidiary which Equity Interests are now owned or hereafter acquired by the Borrower or such Subsidiary to secure any Indebtedness of the Borrower or any other Person (other than the Indebtedness under this Agreement) other than Permitted Liens, without providing that the Loans of the Borrower shall be equally and ratably secured with such Indebtedness until such time as such Indebtedness is no longer secured by a Lien. Notwithstanding the foregoing, the Borrower may, and may permit any of its Material Subsidiaries to, create, assume or incur any Indebtedness secured by a Lien, other than a Permitted Lien, without securing the Loans of the Borrower, provided that the aggregate principal amount of all Indebtedness then outstanding secured by Liens (other than Permitted Liens) does not exceed 15% of Consolidated Net Tangible Assets.

Section 6.02 Fundamental Changes. The Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of, directly or indirectly, (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (a) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving Person, (b) [reserved] and (c) WPZ may, in one or more substantially concurrent related transactions, merge, combine or consolidate with or into another Person if the survivor of such transactions is a master limited partnership (an “MLP Combination”) in which WPZ is not the surviving Person if (i) (x) the Index Debt of the survivor of such MLP Combination is rated by each Rating Agency that had in effect a rating for the Index Debt of WPZ at the time of the initial public announcement of such MLP Combination, and (y) each such rating of the Index Debt of the survivor of such MLP Combination established by Moody’s or S&P upon giving effect to such MLP Combination shall be not lower than the rating by Moody’s or S&P, respectively, applicable to the Index Debt of WPZ immediately before the initial public announcement of such merger or consolidation and (ii) immediately after giving effect to such MLP Combination and each other transaction related thereto (x) such survivor shall accede to the Obligations of the Borrower under this Agreement and (y) Williams shall be the Beneficial Owner, directly or indirectly, of 100% of the Voting Stock of the General Partner.

Section 6.03 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except as long as no Event of Default has occurred and is continuing or would result therefrom, (a) WPZ may make Restricted Payments of Available Cash (as defined in the Partnership Agreement) with respect to any Quarter (as defined in the Partnership Agreement), (b) each of NWP and TGPL and their respective Subsidiaries may make Restricted Payments to WPZ and its Subsidiaries, (c) WPZ and its Subsidiaries may make payments or other distributions to officers, directors or employees with respect to the exercise by any such Persons of options, warrants or other rights to acquire Equity Interests in WPZ or such Subsidiary issued pursuant to an employment, equity award, equity option or equity appreciation agreement or plans entered into by WPZ or such Subsidiary in the ordinary course of business, (d) WPZ may reimburse the General Partner for expenses pursuant to the Partnership Agreement, (e) TGPL and NWP and their Subsidiaries may distribute cash to WPZ in connection with their participation in WPZ’s cash management program and (f) any Person may be permitted to make any Restricted Payment required to effectuate a MLP Combination; provided, that even if an Event of Default shall have occurred and is continuing, no Subsidiary of the Borrower shall be prohibited from upstreaming dividends or other payments to the Borrower or any Subsidiary of the Borrower or making, in the case of any Subsidiary that is not wholly-owned (directly or indirectly) by the Borrower, dividends or payments, as the case may be, to the other owners of Equity Interests in such Subsidiary; and provided, further, that, any dividends or payments by any such Subsidiary that is not wholly-owned (directly or indirectly) by the Borrower to the Borrower shall be not less than an amount equal to (x) WPZ’s direct or indirect percentage ownership of Equity Interests in such Subsidiary times (y) the amount of all such dividends and payments made to all owners of Equity Interests in such Subsidiary.

Section 6.04 Restrictive Agreements. The Borrower will not, and will not permit any of its Material Subsidiaries to, directly or indirectly, enter into or permit to exist any agreement or other arrangement with any Person, other than the Lenders pursuant hereto, which expressly prohibits or restricts or imposes any conditions upon the ability of any Material Subsidiary of the Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to WPZ or any Material Subsidiary of WPZ, or (b) make subordinate loans or advances to or make other investments in WPZ or any Material Subsidiary of WPZ in each case, other than restrictions or conditions contained in, or existing by reasons of, any agreement or instrument (i) relating to any Indebtedness or volumetric production payment arrangements of any Subsidiary of WPZ, (ii) relating to property existing at the time of the acquisition thereof, so long as the restriction or condition relates only to the property so acquired, (iii) relating to (x) any Subsidiary of WPZ at the time such Subsidiary was merged or consolidated with or into, or acquired by, WPZ or a Subsidiary of WPZ or became a Subsidiary of WPZ and not created in contemplation thereof or (y) any Person at the time such Person merges, combines or otherwise consolidates with WPZ in connection with a MLP Combination and not created in contemplation thereof, (iv) effecting a renewal, extension, refinancing, refund or replacement (or successive extensions, renewals, refinancings, refunds or replacements) of Indebtedness issued under an agreement referred to in clauses (i) through (iii) above, so long as the restrictions and conditions contained in any such renewal, extension, refinancing, refund or replacement agreement, taken as a whole, are not materially more restrictive than the restrictions and conditions contained in the original agreement, as determined in good faith by the board of directors of the General Partner, (v) constituting customary provisions restricting subletting or assignment of any leases of WPZ or any Subsidiary of WPZ or provisions in agreements that restrict the assignment of such agreement or any rights thereunder, (vi) related to Permitted Liens, (vii) constituting any temporary encumbrance or restriction with respect to a Subsidiary of WPZ under an agreement that has been entered into for the disposition of all or substantially all of the outstanding Equity Interests of or assets of such Subsidiary, provided that such disposition is otherwise permitted hereunder, (viii) constituting customary restrictions on cash, other deposits or assets imposed by customers and other persons under contracts entered into in the ordinary course of business, (ix) constituting provisions contained in agreements or instruments relating to Indebtedness that prohibit the transfer of all or substantially all of the assets of the obligor under that agreement or instrument unless the transferee assumes the obligations of the obligor under such agreement or instrument or such assets may be transferred subject to such prohibition, (x) constituting a requirement that a certain amount of Indebtedness be maintained between a Subsidiary of WPZ and WPZ or another Subsidiary of WPZ, (xi) constituting any restriction or condition with respect to property under an agreement that has been entered into for the disposition of such property, provided that such disposition is otherwise permitted hereunder, (xii) constituting any restriction or condition with respect to property under a charter, lease or other agreement that has been entered into for the employment of such property, (xiii) constituting a Hybrid Security or an indenture, document, agreement or security entered into or issued in connection with a Hybrid Security or otherwise constituting a restriction or condition on the payment of dividends or distributions by an issuer of a Hybrid Security; (xiv) entered into in the ordinary course of business; (xv) existing under or by reason of applicable law; (xvi) relating to a joint venture or similar arrangement, so long as the restriction or condition relates only to the property that is subject to such joint venture or similar arrangement; (xvii) existing on the Closing Date and set forth in Schedule 6.04; (xviii) relating to financial performance covenants or (xix) arising from the Partnership Agreement or the limited liability company agreement with respect to Discovery.

Section 6.05 Affiliate Transactions. The Borrower will not, and will not permit any of its Material Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any officer, director, employee or Affiliate (other than the Borrower or any of its Subsidiaries) unless as a whole such transactions between the Borrower and its Subsidiaries on the one hand and any officer, director, employee or Affiliate (other than the Borrower or any of its Subsidiaries) on the other hand, are on terms and conditions fair and reasonable to the Borrower or such Material Subsidiary as determined by the General Partner; provided, that the foregoing provisions of this Section shall not prohibit (a) the Borrower or any of its Subsidiaries from declaring or paying any lawful dividend or distribution otherwise permitted hereunder, (b) the Borrower or any of its Subsidiaries from providing credit support for its Subsidiaries as it deems appropriate in the ordinary course of business, (c) WPZ or any of its Subsidiaries from engaging in a transaction or transactions that occur within a related series of transactions, which, in the aggregate, are on terms and conditions that are fair and reasonable as determined by the General Partner, (d) the Borrower or any of its Subsidiaries from engaging in non-material transactions with any officer, director, employee or Affiliate of the Borrower or any of its Subsidiaries that are not on an arms-length basis or are not on terms as favorable as could have been obtained from a third party but are in the ordinary course of the Borrower’s or such Subsidiary’s business, so long as, in each case, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (e) WPZ or any of its Subsidiaries from engaging in a transaction with an Affiliate if such transaction has been approved by the General Partner’s Board of Directors, (f) any arrangement in place on the Closing Date or any amendment thereto or replacement thereof or any transaction contemplated thereby so long as such amendment or replacement is not more disadvantageous in any material respect than the arrangement so amended or replaced; (g) any transaction permitted under the Partnership Agreement; (h) any corporate sharing agreements with respect to Tax sharing and general overhead and administrative matters; (i) any direct or indirect transfer of Equity Interests to WPZ or any of its Subsidiaries in one or a series of transactions or (j) WPZ’s and its Subsidiaries’ participation in WPZ’s cash management program.

Section 6.06 Change in Nature of Businesses. Neither the Borrower nor any Material Subsidiary of the Borrower will materially alter the character of their business from the midstream energy business, pipeline business and wetlands mitigation business and those lines of business conducted by WPZ and its Subsidiaries on the Closing Date (or which are directly related thereto or generally related thereto), except that WPZ and its Subsidiaries may engage in the businesses of producing, gathering, processing, storing, transporting and distributing natural gas, natural gas liquids, refined products and crude oil and similar businesses.

Section 6.07 Financial Condition Covenants.

(a) Leverage Ratio. WPZ shall not permit the ratio of Consolidated Indebtedness of WPZ as of the last day of any fiscal quarter for which financial statements have been delivered pursuant to Section 5.01 to Consolidated EBITDA of WPZ for the four full fiscal quarters ending on such date to exceed 6.00 to 1.0.

For purposes of this Section 6.07(a): (A) Hybrid Securities up to an aggregate amount of 15% of Consolidated Total Capitalization shall be excluded from Consolidated Indebtedness of WPZ and (B) Consolidated EBITDA of WPZ may include, at WPZ’s option, any Material Project EBITDA Adjustments as provided in the definition thereof.

(b) [Reserved].

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay (i) any interest on any Loan payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) days or (ii) any fee or any other amount (other than an amount referred to in clause (a) or (b)(i) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of ten (10) days;

(c) any representation or warranty made by the Borrower herein or in any other Loan Document (or by any Responsible Officer of the Borrower) in writing under or in connection with this Agreement or any other Loan Document or any instrument executed in connection herewith (including representations and warranties deemed made pursuant to Section 4.02) shall prove to have been incorrect in any material respect when made or deemed made and such materiality is continuing;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Article VI;

(e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Required Lenders) or (ii) a Responsible Officer of the Borrower shall have knowledge of such failure;

(f) the Borrower or any Material Subsidiary of the Borrower shall (i) fail to pay (A) any principal of or premium or interest on any Material Indebtedness, any Indebtedness under the Existing Credit Agreement or, in either case, any Refinanced Indebtedness in respect thereof, of the Borrower or such Material Subsidiary (as the case may be), or (B) aggregate net obligations under one or more Hedging Agreements (excluding amounts the validity of which are being contested in good faith by appropriate proceedings, if necessary, and for which adequate reserves with respect thereto are maintained on the books of the Borrower or such Material Subsidiary (as the case may be)) in excess of $150,000,000, in each case when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness or such Hedging Agreements; or (ii) default in the observance or performance of any covenant or obligation contained in any agreement of such Material Indebtedness or the Existing Credit Agreement or, in either case, any Refinanced Indebtedness in respect thereof, that is a default (in each case, other than a failure to pay specified in clause (i) of this subsection (f)) and such default shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect thereof is to accelerate the maturity of such Material Indebtedness or require such Material Indebtedness to be prepaid prior to the stated maturity thereof; for the avoidance of doubt the parties acknowledge and agree that any payment required to be made under a guaranty of payment or collection described in clause (g) of the definition of Indebtedness shall be due and payable at the time such payment is due and payable under the terms of such guaranty (taking into account any applicable grace period) and such payment shall be deemed not to have been accelerated or required to be prepaid prior to its stated maturity as a result of the obligation guaranteed having become due; provided, that this paragraph (f) shall not apply to secured Indebtedness that becomes due as a result of voluntary sale or transfer of the property or assets securing such Indebtedness;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary of the Borrower or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary of the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Borrower or any Material Subsidiary of the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary of the Borrower or for a substantial part of its assets (iv) make a general assignment for the benefit of creditors or (v) take any action for the purpose of effecting any of the foregoing;

(i) the Borrower or any Material Subsidiary of the Borrower shall admit in writing its inability to pay its debts generally;

(j) one or more judgments for the payment of money in an aggregate uninsured amount equal to or greater than $150,000,000 shall be rendered against the Borrower or any Material Subsidiary of the Borrower or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any such Material Subsidiary of the Borrower to enforce any such judgment;

(k) an ERISA Event shall have occurred and, thirty (30) days after notice thereof shall have been given to the Borrower by the Administrative Agent, such ERISA Event shall still exist, and such ERISA Event, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(l) the Borrower or any Material Subsidiary or ERISA Affiliate of the Borrower shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), would reasonably be expected to result in a Material Adverse Effect;

(m) the Borrower or any Material Subsidiary or ERISA Affiliate of the Borrower shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the Closing Date by an amount that would reasonably be expected to result in a Material Adverse Effect;

(n) the General Partner takes, suffers or permits to exist any of the events or conditions referred to in clauses (g), (h) or (i) of this Article;

(o) a Change in Control shall occur; or

(p) if any Guaranty of a Material Subsidiary is required to be in effect pursuant to Section 5.09(a) and prior to the release of such Guaranty pursuant to Section 5.09(b), (i) such Guaranty for any reason is not a legal, valid, binding and enforceable obligation of such Guarantor party thereto for more than five (5) days or (ii) such Guarantor shall so state in writing that such Guaranty for any reason is not a legal, valid, binding and enforceable obligation of such Guarantor;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent at the request of the Required Lenders shall, by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate the Aggregate Commitments, and thereupon the Aggregate Commitments shall terminate immediately, (ii) declare the Loans owed by the Borrower as to which an Event of Default has occurred and is continuing to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (g) or (h) of this Article, the obligations of each Lender to make Loans to the Borrower shall be automatically terminated and the principal of the Loans of the Borrower then outstanding, together with accrued interest thereon and all fees and other obligations owed by the applicable Borrower as to which such Event of Default has occurred and is continuing, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.01 Appointment and Authority. Each Lender hereby irrevocably appoints Barclays Bank PLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Borrower or Guarantor shall have rights as a third party beneficiary of any of such provisions.

Section 8.02 Administrative Agent Individually.

(a) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(b) Each Lender understands that the Person serving as Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Article VIII as “Activities”) and may engage in the Activities with or on behalf of one or more of the Borrower or their respective Affiliates. Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Borrower and its Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrower or its Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Borrower or its

Affiliates. Each Lender understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information concerning the Borrower or its Affiliates (including information concerning the ability of the Borrower to perform its obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lenders that are not members of the Agent’s Group. None of the Administrative Agent nor any member of the Agent’s Group shall have any duty to disclose to any Lender or use on behalf of the Lenders, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any Affiliate thereof) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders.

(c) Each Lender further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Borrower and its Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders (including the interests of the Lenders hereunder and under the other Loan Documents). Each Lender agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as Administrative Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification to any Lender. None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the Agent’s Group of information (including Information) concerning the Borrower or its Affiliates (including information concerning the ability of the Borrower to perform their respective obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by the Administrative Agent or any member of the Agent’s Group to any Lender including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Borrower or its Affiliates) or for its own account.

Section 8.03 Duties of Administrative Agent; Exculpatory Provisions.

(a) The Administrative Agent’s duties hereunder and under the other Loan Documents are solely ministerial and administrative in nature and the Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or any of its Affiliates to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under the Bankruptcy Code or other debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of the Bankruptcy Code or other debtor relief law.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.03 or Article VII) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or the event or events that give or may give rise to any Default unless and until the Borrower or any Lender shall have given notice to the Administrative Agent describing such Default and such event or events.

(c) Neither the Administrative Agent nor any member of the Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement, any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d) Nothing in this Agreement or any other Loan Document shall require the Administrative Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Related Parties.

Section 8.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless an officer of the Administrative Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender prior to the making of such Loan, and in the case of a Borrowing, such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such Borrowing. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Each such sub agent and the Related Parties of the Administrative Agent and each such sub agent shall be entitled to the benefits of all provisions of this Article VIII and Section 9.04 (as though such sub-agents were the “Administrative Agent” under the Loan Documents) as if set forth in full herein with respect thereto. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

Section 8.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower (such notice not to be effective until 30 days have lapsed). Upon receipt of any such notice of resignation, the Required Lenders shall have the right, unless an Event of Default under subsection (a), (g) or (h) of Article VII has occurred and is continuing, with the consent of the Borrower, to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (such 30-day period, the “Lender Appointment Period”), then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. In addition and without any obligation on the part of the retiring Administrative Agent to appoint, on behalf of the Lenders, a successor Administrative Agent, the retiring Administrative Agent may at any time upon or after the end of the Lender Appointment Period notify the Borrower and the Lenders that no qualifying Person has accepted appointment as successor Administrative Agent and the effective date of such retiring Administrative Agent’s resignation which effective date shall be no earlier than three business days after the date of such notice. Upon the resignation effective date established in such notice and regardless of whether a successor Administrative Agent has been appointed and accepted such appointment, the retiring Administrative Agent’s resignation shall nonetheless become effective and (i) the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Administrative Agent of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations as Administrative Agent hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by WPZ to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between WPZ and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. Anything herein to the contrary notwithstanding, if at any time the Required Lenders determine that the Person serving as Administrative Agent is (without taking into account any provision in the definition of “Defaulting Lender” requiring notice from the

Administrative Agent or any other party) a Defaulting Lender, the Required Lenders (determined after giving effect to Section 9.03) may by notice to the Borrower and such Person remove such Person as Administrative Agent and, in with the consent of the Borrower, appoint a replacement Administrative Agent hereunder. Such removal will, to the fullest extent permitted by applicable law, be effective on the earlier of (i) the date a replacement Administrative Agent is appointed and (ii) the date 30 days after the giving of such notice by the Required Lenders (regardless of whether a replacement Administrative Agent has been appointed).

Section 8.07 Non-Reliance on Administrative Agent and Other Lenders.

(a) Each Lender confirms to the Administrative Agent, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including Tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Loans and other extensions of credit hereunder and under the other Loan Documents and (z) taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Loans and other extensions of credit hereunder and under the other Loan Documents is suitable and appropriate for it.

(b) Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Loan Documents, (ii) it has, independently and without reliance upon the Administrative Agent, any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Loan Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i) the financial condition, status and capitalization of the Borrower;

(ii) the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;

(iii) determining compliance or non-compliance with any condition hereunder to the making of a Loan and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition;

(iv) the adequacy, accuracy and/or completeness of any information delivered by the Administrative Agent, any other Lender or by any of their respective Related Parties under or in connection with this Agreement or any other Loan Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

(i) if to WPZ or any other Borrower, to it at Williams Partners L.P., c/o WPZ GP LLC, One Williams Center, Tulsa, Oklahoma 74172-0172, Attention of Treasurer (fax number (918) 573-0871);

(ii) if to the Administrative Agent, to Barclays Bank PLC, 745 Seventh Ave., New York, NY 10019, attention of Jake Lam (fax number: 212-526-5115, phone number: 212-526-2874, email: jake.lam@barclays.com) with a copy to Barclays Capital Services LLC, 1301 Sixth Avenue, New York, NY 10019, attention of Christopher Aitkin (fax number: 917-522-0569, phone number: 212-320-6564, email: xrausloanops@barclays.com and Christopher.Aitkin@barclays.com);

(iii) [reserved]; and

(iv) if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.

or at such other address as shall be notified in writing (x) in the case of the Borrower and the Administrative Agent, to the other parties and (y) in the case of all other parties, to the Borrower and the Administrative Agent.

(b) All notices, demands, requests, consents and other communications described in clause (a) shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section 9.02 to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified in respect of such posting that a communication has been posted to the Approved Electronic Platform and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a); provided, however, that notices and communications to the Administrative Agent pursuant to Article II or Article VIII shall not be effective until received by the Administrative Agent.

(c) Notwithstanding clauses (a) and (b) (unless the Administrative Agent requests that the provisions of clause (a) and (b) be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means, the Borrower shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to xrausloanops@barclays.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify to the Borrower. Nothing in this clause (c) shall prejudice the right of the Administrative Agent or any Lender to deliver any Approved Electronic Communication to the Borrower in any manner authorized in this Agreement or to request that the Borrower effect delivery in such manner.

Section 9.02 Posting of Approved Electronic Communications.

(a) Each of the Lenders and the Borrower agree that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders by posting such Approved Electronic Communications on Debt Domain or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which are hereby acknowledged, each of the Lenders and the Borrower hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT NOR ANY OTHER MEMBER OF THE AGENT’S GROUP WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

(d) Each of the Lenders and the Borrower agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

Section 9.03 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase or extend the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) except as contemplated in Section 2.04(e), change any provision in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Except as provided herein, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver referred to in clauses (i) through (v) or the proviso above or that would alter the terms of this proviso shall require the consent of such Defaulting Lender to the extent such Defaulting Lender is affected thereby.

(c) Notwithstanding the foregoing, the Administrative Agent and WPZ may amend any Loan Document to correct any obvious errors, mistakes, omissions, defects or inconsistencies of a technical or immaterial nature, and such amendment shall become effective without any further consent of any other party to such Loan Document other than the Administrative Agent and WPZ.

Section 9.04 Expenses; Indemnity; Damage Waiver.

(a) (i) WPZ agrees to pay, within 30 days of receipt by WPZ of request therefor, all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the syndication, preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes, or any other Loan Document and the other documents to be delivered under this Agreement, including the reasonable fees and out-of-pocket expenses of Shearman & Sterling LLP, counsel for the Administrative Agent, with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, the Notes and any other Loan Document, and (ii) WPZ agrees to pay, on demand all costs and expenses, if any (including reasonable counsel fees and out-of-pocket expenses), of the Administrative Agent and each Lender in connection with the enforcement (after the occurrence and during the continuance of an Event of Default and whether through negotiations (including formal workouts or restructurings), legal proceedings or otherwise) against the Borrower or any Guarantor of any Loan Document.

(b) The Borrower agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Administrative Agent, each Lender (other than any Defaulting Lender) and each Related Party of any of the foregoing Persons (the “Indemnified Parties”) from and against any and all claims, damages, losses, liabilities, costs, penalties, fees and expenses (including reasonable fees and disbursements of counsel) of any kind or nature whatsoever for which any of them may become liable or which may be incurred by or asserted against any of the Indemnified Parties (other than claims and related damages, losses, liabilities, costs, penalties, fees and expenses made by one Lender (or its successors or assignees) against another Lender) arising out of, related to or in connection with (i) any Loan Document or any other document or instrument delivered in connection herewith, (ii) any violation by the Borrower or any Subsidiary thereof of any Environmental Law or any other law, rule, regulation or order, (iii) any Loan or the use or proposed use of the proceeds of any Loan, (iv) any of the Aggregate Commitments, (v) any transaction in which any proceeds of any Loan are applied or (vi) any investigation, litigation or proceeding, whether or not any of the Indemnified Parties is a party thereto, related to or in connection with any of the foregoing or any Loan Document (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, PENALTY, FEE OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PARTY, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, PENALTY, FEE OR EXPENSE SOUGHT TO BE RECOVERED BY ANY INDEMNIFIED PARTY TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, PENALTY, FEE OR EXPENSE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY). IT IS THE INTENT OF THE PARTIES HERETO THAT EACH INDEMNIFIED PARTY SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 9.04(b), BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Revolving Lender severally agrees to pay to the Administrative Agent, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability, cost, penalty, fee or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d) To the fullest extent permitted by applicable law, no party shall assert, and each party hereby waives, any claim against any other party or any Indemnified Party, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided, however, that the foregoing limitation shall not be deemed to impair or affect the indemnification obligations of the Borrower under the Loan Documents. No Indemnified Party referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) All amounts due under this Section shall be payable not later than 30 days after written demand therefor, such demand to be in reasonable detail setting forth the basis for and method of calculation of such amounts.

Section 9.05 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 and shall be an integral multiple of $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, WPZ otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of WPZ (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C) [reserved]; and

(D) [reserved].

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee may be waived by the Administrative Agent in its discretion), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons or a Defaulting Lender. No such assignment shall be made to a natural person or a Defaulting Lender.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.15, 2.17 and 9.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any purported assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.05(b) shall be void, and any such purported assignment or transfer shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, the Credit Exposure, and principal amounts of the Loans owing to (and stated interest thereon), each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender as to its own Commitments and amounts owing to it, at any reasonable time and from time to time upon reasonable prior notice.

Upon its receipt of an executed Assignment and Acceptance, together with any Note subject to such assignment, and the payment of any processing and registration fee, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender receives the documentation required under Section 2.17(f) from such participant (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender), (iv) such Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintains a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”), provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, advances or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form for federal income Tax purposes or as otherwise required by law, and (v) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.03(b) that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.06 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Aggregate Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.04 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination the Aggregate Commitments or the termination of this Agreement or any provision hereof.

Section 9.07 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective on the Closing Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or pdf shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of the Borrower or any Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such obligations of the Borrower or any Guarantor may be owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness, provided that demand has been made to the Borrower for payment of such obligations. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.10 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its respective properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) to the extent used in connection with the administration of this Agreement, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) during the existence of an Event of Default, in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap, derivative or other similar transaction under which payments are to be made by reference to the Borrower and its respective obligations, this Agreement or payments hereunder, (iii) any rating agency, (iv) the CUSIP Service Bureau or any similar organization or (v) any assignee in connection with any pledges permitted by Section 9.05(f), (g) with the consent of WPZ, or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.14 Treatment of Information.

(a) Certain of the Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that may contain material non-public information with respect to the Borrower or its securities (such material non-public information, “Restricting Information”). Other Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that does not contain Restricting Information. Each Lender acknowledges that United States federal and state securities laws prohibit any person from purchasing or selling securities on the basis of material, non-public information concerning such issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other Person. Neither the Administrative Agent nor any of its Related Parties nor the Borrower nor any of its Related Parties, shall, by making any Communications (including Restricting Information) available to a Lender, by participating in any conversations or other interactions with a Lender or otherwise, make or be deemed to make any statement with regard to or otherwise warrant that any such information or Communication does or does not contain Restricting Information (except with respect to the Borrower and its Related Parties, pursuant to Section 9.14(b)), nor shall the Administrative Agent or any of its Related Parties nor the Borrower nor any of its Related Parties be responsible or liable in any way for any decision a Lender may make to limit or to not limit its access to Restricting Information. In particular, none of the Administrative Agent nor any of its Related Parties nor the Borrower nor any of its Related Parties (i) shall have, and the Administrative Agent, on behalf of itself and each of its Related Parties, hereby disclaims, any duty to ascertain or inquire as to whether or not a Lender has or has not limited its access to Restricting Information, such Lender’s policies or procedures regarding the safeguarding of material, nonpublic information or such Lender’s compliance with applicable laws related thereto or (ii) shall have, or incur, any liability to the Borrower or Lender or any of their respective Related Parties arising out of or relating to the Administrative Agent or any of its Related Parties providing or not providing Restricting Information to any Lender.

(b) The Borrower agrees that (i) all Communications it provides to the Administrative Agent intended for delivery to the Lenders whether by posting to the Approved Electronic Platform or otherwise shall be clearly and conspicuously marked “PUBLIC” if such Communications do not contain Restricting Information which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Communications “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Communications as either publicly available information or not material information (although, in this latter case, such Communications may contain sensitive business information and, therefore, remain subject to the confidentiality undertakings of Section 9.14) with respect to the Borrower or its securities for purposes of United States federal and state securities laws, (iii) all Communications marked “PUBLIC” may be delivered to all Lenders and may be made available through a portion of the Approved Electronic Platform designated “Public Side Information,” and (iv) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as Restricting Information and may post such Communications to a portion of the Approved Electronic Platform not designated “Public Side Information.” Neither the Administrative Agent nor any of its Affiliates shall be responsible for any statement or other designation by the Borrower regarding whether a Communication contains or does not contain material non-public information with respect to the Borrower or its securities nor shall the Administrative Agent or any of its Affiliates incur any liability to the Borrower, any Lender or any other Person for any action taken by the Administrative Agent or any of its Affiliates based upon such statement or designation, including any action as a result of which Restricting Information is provided to a Lender that may decide not to take access to Restricting Information. Nothing in this Section 9.14 shall modify or limit a Lender’s obligations under Section 9.13 with regard to Communications and the maintenance of the confidentiality of or other treatment of Information.

(c) Each Lender acknowledges that circumstances may arise that require it to refer to Communications that might contain Restricting Information. Accordingly, each Lender agrees that it will nominate at least one designee to receive Communications (including Restricting Information) on its behalf and identify such designee (including such designee’s contact information) on such Lender’s Administrative Questionnaire. Each Lender agrees to notify the Administrative Agent from time to time of such Lender’s designee’s e-mail address to which notice of the availability of Restricting Information may be sent by electronic transmission.

(d) Each Lender acknowledges that Communications delivered hereunder and under the other Loan Documents may contain Restricting Information and that such Communications are available to all Lenders generally. Each Lender that elects not to take access to Restricting Information does so voluntarily and, by such election, acknowledges and agrees that the Administrative Agent and other Lenders may have access to Restricting Information that is not available to such electing Lender. None of the Administrative Agent nor any Lender with access to Restricting Information shall have any duty to disclose such Restricting Information to such electing Lender or to use such Restricting Information on behalf of such electing Lender, and shall not be liable for the failure to so disclose or use, such Restricting Information.

(e) The provisions of the foregoing clauses of this Section 9.14 are designed to assist the Administrative Agent, the Lenders and the Borrower, in complying with their respective contractual obligations and applicable law in circumstances where certain Lenders express a desire not to receive Restricting Information notwithstanding that certain Communications hereunder or under the other Loan Documents or other information provided to the Lenders hereunder or thereunder may contain Restricting Information. Neither the Administrative Agent nor any of its Related Parties warrants or makes any other statement with respect to the adequacy of such provisions to achieve such purpose nor does the Administrative Agent or any of its Related Parties warrant or make any other statement to the effect that the Borrower’s or Lender’s adherence to such provisions will be sufficient to ensure compliance by the Borrower or Lender with its contractual obligations or its duties under applicable law in respect of Restricting Information and each of the Lenders and the Borrower assumes the risks associated therewith.

Section 9.15 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together (to the extent lawful) with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.16 No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

Section 9.17 Liability of General Partner. It is hereby understood and agreed that the General Partner shall have no personal liability, as general partner or otherwise, for the payment of any amount owing or to be owing hereunder or under the other Loan Documents. Notwithstanding the foregoing, nothing in this Section 9.17 shall be construed to modify or supersede any obligation of the General Partner to restore any negative balance in its capital account (maintained by WPZ pursuant to the Partnership Agreement) upon liquidation of its interest in the Borrower.

Section 9.18 USA Patriot Act Notice. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2003)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

Section 9.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, the Administrative Agent and the Lenders are and have been acting solely as principals and are not the financial advisors, agents or fiduciaries, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (c) the Administrative Agent and the Lenders have not assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Lender advised or is currently advising the Borrower or any of its Affiliates on other matters) and the Administrative Agent and the Lenders have no obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (d) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and the Administrative Agent and the Lenders have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Administrative Agent and the Lenders have not provided and will not provide any legal, accounting, regulatory or Tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and Tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent or the Lenders with respect to any breach or alleged breach of agency (other than against the Administrative Agent acting in its administrative capacity) or fiduciary duty; provided, however that it being understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 9.20 GP Buy-in. Notwithstanding any term or provision herein or in any other Loan Document, the parties hereto agree that any GP Buy-in and any transaction related thereto is expressly permitted under this Agreement and each other Loan Document without any further action, waiver, consent or agreement by the Administrative Agent, the Joint Lead Arrangers, any other agent or any Lender from time to time party hereto. As used herein, “GP Buy-in” refers to any sale, lease, transfer or disposition by Williams of its Equity Interests in the General Partner to WPZ.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WILLIAMS PARTNERS L.P.

By:	WPZ GP LLC, General Partner

By:	/s/ Peter S. Burgess
Name:	Peter S. Burgess
Title:	Vice President and Treasurer

Signature Page to Credit Agreement

Williams Partners L.P.

BARCLAYS BANK PLC,
Individually and as Administrative Agent

By:	/s/ Craig J. Malloy
Name:	Craig J. Malloy
Title:	Director

Signature Page to Credit Agreement

Williams Partners L.P.

Schedule 2.01

Commitments

Lender	Commitment
Barclays Bank PLC	$1,000,000,000.00

Schedule 6.04

Restrictive Agreements

None.

2

EXHIBIT A

FORM OF

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of August 26, 2015 (as amended and in effect on the date hereof, the “Credit Agreement”), among Williams Partners L.P., the Lenders party thereto and Barclays Bank PLC, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

The Assignor named herein hereby sells and assigns, without recourse, to the Assignee named herein, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth herein the interests set forth herein (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth herein in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.17(f) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.05(b) of the Credit Agreement.

This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment

(“Assignment Date”):

	Principal Amount Assigned	Percentage Assigned of Commitment (set forth, to at least 8 decimals, as a percentage of the aggregate Commitments of all Lenders thereunder)
Commitment Assigned:	$		%
Loans:

Notwithstanding any term or provision herein or in any other agreement, instrument or document between the parties to this Assignment and Acceptance evidencing or governing the transfer of the Assigned Interest from the Assignor to the Assignee (including any defined terms or section headings therein), the parties to this Assignment and Assumption intend that the transaction providing for transfer of the Assigned Interest from the Assignor to the Assignee be a sale by the Assignor and a purchase by the Assignee of the Assigned Interest, and not an assignment by the Assignor and an assumption by the Assignee of the Assigned Interest.

The terms set forth above are hereby agreed to:

[Name of Assignor], as Assignor

By:
Name:
Title:

[Name of Assignee], as Assignee

By:
Name:
Title:

2

The undersigned hereby consent to the within assignment:

Williams Partners L.P.	Barclays Bank PLC,
Individually and as Administrative Agent
By: WPZ GP LLC, General Partner

By:	By:
Name:	Name:
Title:	Title:

3

EXHIBIT B

FORM OF BORROWING REQUEST

Dated

Barclays Bank PLC,

as Administrative Agent

745 Seventh Ave.

New York, NY 10019

Attn: Jake Lam

Ladies and Gentlemen:

This Borrowing Request is delivered to you by Williams Partners L.P. (the “Borrower”) under Section 2.03 of the Credit Agreement dated as of August 26, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto, and Barclays Bank PLC, as Administrative Agent.

1. The Borrower hereby requests that the Lenders make a Loan or Loans in the aggregate principal amount of $         (the “Loan” or the “Loans”).1

2. The Borrower hereby requests that the Loan or Loans be made on the following Business Day:                     .2

3. The Borrower hereby requests that the Loan or Loans be of the Type and have the Interest Period set forth below:

Type of Loan	Principal Component of Loan	Interest Period (if applicable)	Maturity Date for Interest Period (if applicable)

4. The Borrower hereby requests that the funds from the Loan or Loans be disbursed to the following bank account:                          .

[1]	Complete with an amount in accordance with Section 2.03 of the Credit Agreement.
[2]	Complete with a Business Day in accordance with Section 2.03 of the Credit Agreement.

1

5. After giving effect to any requested Loan, the Aggregate Outstanding Credit Exposure as of the date hereof (including the requested Loans) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

6. All of the conditions applicable to the Loans requested herein as set forth in the Credit Agreement will be satisfied on the date of such Loans.

7. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Borrowing Request this      day of             ,         .

WILLIAMS PARTNERS L.P.

By:	WPZ GP LLC
its General Partner

By:
Name:
Title:

2

EXHIBIT C

FORM OF

INTEREST ELECTION REQUEST

Dated

Barclays Bank PLC,

as Administrative Agent

745 Seventh Ave.

New York, NY 10019

Attn: Jake Lam

Ladies and Gentlemen:

This irrevocable Interest Election Request (the “Interest Election Request”) is delivered to you under Section 2.08 of the Credit Agreement dated as of August 26, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Williams Partners L.P. (the “Borrower”), the Lenders party thereto (the “Lenders”), and Barclays Bank PLC, as Administrative Agent (the “Administrative Agent”).

1. This Interest Election Request is submitted for the purpose of:

(a) [Converting] [Continuing] a              Loan [into] [as] a              Loan.1

(b) The aggregate outstanding principal balance of such Loan is $        .

(c) The last day of the current Interest Period for such Loan is                     .2

(d) The principal amount of such Loan to be [converted] [continued] is $        .3

(e) The requested effective date of the [conversion] [continuation] of such Loan is                     .4

(f) The requested Interest Period applicable to the [converted] [continued] Loan is                     .5

[1]	Delete the bracketed language and insert “ABR” or “Eurodollar”, as applicable, in each blank.
[2]	Insert applicable date for any Eurodollar Loan being converted or continued.
[3]	Complete with an amount in compliance with Section 2.08 of the Credit Agreement.
[4]	Complete with a Business Day in compliance with Section 2.08 of the Credit Agreement.
[5]	Complete for each Eurodollar Loan in compliance with the definition of the term “Interest Period” specified in Section 1.01.

1

2. With respect to a Borrowing to be converted to or continued as a Eurodollar Borrowing, no Event of Default with respect to the Borrower making this Interest Election Request exists, and none will exist upon the conversion or continuation of the Borrowing requested herein.

3. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Interest Election Request this      day of             ,         .

WILLIAMS PARTNERS L.P.

By:	WPZ GP LLC
its General Partner

By:
Name:
Title:

2

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

The undersigned hereby certifies that [he/she] is the                                          of Williams Partners L.P. (the “Borrower”), and that as such [he/she] is authorized to execute this certificate on behalf of the Borrower. With reference to the Credit Agreement dated as of August 26, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among the Borrower, Barclays Bank PLC, as Administrative Agent (the “Agent”), for the lenders (the “Lenders”), which are or become a party thereto, and such Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified);

(a) [There currently does not exist any Default under the Agreement.] [Attached hereto is a schedule specifying the details of [a] certain Default[s] which exist under the Agreement and the action taken or proposed to be taken with respect thereto.]

(b) Attached hereto are the detailed computations necessary to determine whether the Borrower is in compliance with Section 6.07(a) of the Agreement as of the end of the [fiscal quarter][fiscal year] ending                     .

EXECUTED AND DELIVERED this      day of             , 20    .

WILLIAMS PARTNERS L.P.

By:	WPZ GP LLC
its General Partner

By:
Name:
Title:

1

EXHIBIT E

FORM OF NOTE

$	, 20

WILLIAMS PARTNERS L.P., a Delaware limited partnership (the “Borrower”), for value received, promises and agrees to pay to                                          (the “Lender”), or order, at the payment office of BARCLAYS BANK PLC, as Administrative Agent, at [●], the principal sum of                      AND NO/100 DOLLARS ($        ), or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans owed to the Lender under the Credit Agreement, as hereafter defined, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount as provided in the Credit Agreement for such Loans, at such office, in like money and funds, for the period commencing on the date of each such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

This Note (the “Note”) evidences the Loans owed to the Lender under that certain Credit Agreement dated as of August 26, 2015, by and among Williams Partners L.P., Barclays Bank PLC, as Administrative Agent (the “Administrative Agent”), and the other financial institutions parties thereto (including the Lender) (such Credit Agreement, together with all amendments or supplements thereto, being the “Credit Agreement”), and shall be governed by the Credit Agreement. Capitalized terms used in this note and not defined in this note, but which are defined in the Credit Agreement, have the respective meanings herein as are assigned to them in the Credit Agreement.

The Lender is hereby authorized by the Borrower to endorse on Schedule A (or a continuation thereof) attached to this Note, the Type of each Loan owed to the Lender, the amount and date of each payment or prepayment of principal of each such Loan received by the Lender and the Interest Periods and interest rates applicable to each Loan, provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the Borrower under the Credit Agreement or under this Note in respect of such Loans.

This Note may be held by the Lender for the account of its applicable lending office and, except as otherwise provided in the Credit Agreement, may be transferred from one lending office of the Lender to another lending office of the Lender from time to time as the Lender may determine.

Except only for any notices which are specifically required by the Credit Agreement, the Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including but not limited to notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that its liability on or with respect to this Note shall not be

1

affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayment of Loans upon the terms and conditions specified therein. Reference is made to the Credit Agreement for all other pertinent purposes.

This Note is issued pursuant to and is entitled to the benefits of the Credit Agreement.

[It is hereby understood and agreed that WPZ GP LLC, the general partner of the Borrower, shall have no personal liability, as general partner or otherwise, for the payment of any amount owing or to be owing hereunder. Notwithstanding the foregoing, nothing in this Note shall be construed to modify or supersede any obligation of WPZ GP LLC, as general partner of the Borrower, to restore any negative balance in its capital account (maintained by the Borrower pursuant to the Partnership Agreement) upon liquidation of its interest in the Borrower.]

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

This Note and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

[Remainder of page intentionally left blank]

2

WILLIAMS PARTNERS L.P.

By:	WPZ GP LLC
its General Partner

By:
Name:
Title:

[Signature Page to Note]

SCHEDULE A

TO

NOTE

This Note evidences the Loans owed to the Lender under the Credit Agreement, in the principal amount set forth below and the applicable Interest Periods and rates for each such Loan, subject to the payments of principal set forth below:

SCHEDULE

OF

LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST

Date	Interest Period	Rate	Principal Amount of Loan	Amount of Principal Paid or Prepaid	Interest Paid	Balance of Loans	Notation Made by

EXHIBIT F-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of August 26, 2015 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Williams Partners L.P. (the “Borrower”), Barclays Bank PLC, and the other financial institutions named herein or in Assignment and Assumption Agreements, in their capacities as Lenders, and Barclays Bank PLC, in its capacity as Agent. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrowers with a certificate of its status as not a United States person (as defined in section 7701(a)(30) of the Code) on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

1

EXHIBIT F-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of August 26, 2015 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Williams Partners L.P. (the “Borrower”), Barclays Bank PLC, and the other financial institutions named herein or in Assignment and Assumption Agreements, in their capacities as Lenders, and Barclays Bank PLC, in its capacity as Agent. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its status as not a United States person (as defined in section 7701(a)(30) of the Code) on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

1

EXHIBIT F-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of August 26, 2015 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Williams Partners L.P. (the “Borrower”), Barclays Bank PLC, and the other financial institutions named herein or in Assignment and Assumption Agreements, in their capacities as Lenders, and Barclays Bank PLC, in its capacity as Agent. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

1

EXHIBIT F-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of August 26, 2015 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Williams Partners L.P. (the “Borrower”), Barclays Bank PLC, and the other financial institutions named herein or in Assignment and Assumption Agreements, in their capacities as Lenders, and Barclays Bank PLC, in its capacity as Agent. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

1